UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SmartHeat Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Copies of all communications to:
Robert Newman, Esq.
Newman & Morrison LLP
44 Wall Street, 12th Floor
New York, NY  10005
Tel. (212) 248-1001    Fax: (212) 202-6055

SMARTHEAT INC.
c/o Huajun Ai: Corporate Secretary
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 10, 2015

NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of SmartHeat Inc., a Nevada corporation (the “Company”), will be held on February 10, 2015 at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China, commencing at 1:30 pm (China Time) for the purposes of considering and acting upon the following proposals:

1.
To authorize the sale of  shares (the “Stock Sale”) of certain subsidiaries of Company pursuant to the terms of a certain Equity Interest Purchase Agreement (the  “EIPA”) dated October 10, 2013, as amended and restated on November 28, 2014 (the “Amended EIPA”), by and among Heat PHE, Inc. (“Heat PHE”), a Nevada corporation and wholly owned subsidiary of the Company, as Seller, and Hongjun Zhang, on behalf of all of several individuals ( “Buyers”) identified in Buyers’ Response to RFP submitted to the Company on September 10, 2013 and as revised and accepted by Company on September 23, 2013, as more fully described in the enclosed Proxy Statement;

2.	To consider and vote upon one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;
3.	To transact such other business as may properly come before the Special Meeting.

Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

You are entitled to vote only if you were a SmartHeat stockholder as of the close of business on December 15, 2014(the “Record Date”). You are entitled to attend the Special Meeting only if you were a SmartHeat stockholder as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The Special Meeting will begin promptly at 1:30 pm (China Time). Check-in will begin at 12:30 pm (China Time), and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled Questions and Answers About the Proxy Materials and the Special Meeting beginning on page 4 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By Order of the Board of Directors,

Mr. Oliver Bialowons
Director and President

This notice of Special Meeting and proxy statement and form of proxy are being distributed and made available on or about _________ __, 2015.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 10, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smartheat Inc. (“Smartheat”, the “Company”, “us”, “our”, or “we”) for use at the Special Meeting of Stockholders to be held on February 10, 205, at 1:30 p.m. local time at the  Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China (the “Special Meeting”), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting and Proxy.

The address and telephone number of the Company are c/o the Corporate Secretary who maintains the Company’s corporate records at:

A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141
+86 (24) 2519-7699

We are providing you with this Proxy Statement together with the Company’s 2013 Annual Report, as amended, on Form 10-K for the year ended December 31, 2013.

The proxy statement and form of proxy are being distributed and made available on or about _________ __, 2015.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Smartheat. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of Smartheat, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Smartheat also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Equity Interest Purchase Agreement, passed upon the merits or fairness of the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.

GENERAL INFORMATION – THE SPECIAL MEETING OF STOCKHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Company for use at the Special Meeting to be held at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China on February 10, 2015.

The Company maintains its corporate records at the office of its Secretary located at A-1, 10, Street 7,Shenyang Economic and Technological Development Zone, Shenyang, China 110141, phone number +86 (24) 2519-7699.

This proxy statement and the accompanying proxy card will first made available on or about _________ __, 2015 to all stockholders entitled to vote at the meeting.

Outstanding Stock and Voting Rights

Only stockholders of record at the close of business on December 15, 2014 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 6,783,399 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), the Company’s only outstanding class of voting securities. Each share of Common Stock entitles the holder thereof to cast one vote on each matter submitted to a vote at the Special Meeting.

Voting Procedures; Quorum

At the Special Meeting, provided a quorum is present, the approval of the Stock Sale pursuant to the Amended EIPA requires the affirmative vote of a majority of the shares of the Common Stock outstanding at the close of business on the Record Date.

The approval of necessary adjournments requires the affirmative vote of a majority of the shares of the Company Common Stock present in person or by proxy and entitled to vote at the Special Meeting.

As of the Record Date, the directors and executive officers of the Company and their affiliates owned approximately 3.8 % of the shares entitled to vote at the Special Meeting.

All other matters to come before the Special Meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter presented in person or by proxy, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Special Meeting. It is currently anticipated that votes will be counted and certified by an Inspector of Election (the “Inspector”) who is expected to be either an employee of the Company or its transfer agent. In accordance with Nevada law, abstentions will be treated as present for purposes of determining the presence of a quorum.

The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on such proxies, the shares will be voted:

•	FOR the approval of the Stock Sale;
•	FOR the approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;
•
upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof in the discretion of the proxies, but will not be voted other than as provided for the matters set forth above.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Special Meeting are “non-routine.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Special Meeting.

Proposal 1. Stock Sale:  A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes also have the same effect as a vote against this proposal.

Proposal 2. Approval of Possible Adjournments of the Special Meeting: A properly executed ballot marked ABSTAIN with respect to this proposal will not be counted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions are not considered votes cast, they will have no effect on the outcome of this proposal. Brokers have discretion to vote on behalf of beneficial owners with respect to this proposal; as a result, there will be no “broker non-votes” on this item.

Other than the relationship of Proposal 2 to Proposal 1 as described herein, none of the proposals is conditioned on the outcome of any other proposal.

Revocability of Proxies

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Any stockholder who has executed a proxy but is present at the Special Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Special Meeting and not revoked at or prior to the Special Meeting, will be voted at the Special Meeting.

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company expects to reimburse such persons for their reasonable out-of-pocket expenses. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

Solicitation of Proxies

The Company will bear the entire cost of soliciting proxies from its stockholders. In addition to solicitation of proxies by mail, the Company will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of the Company Common Stock and secure their voting instructions. The Company will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Company stockholders, either personally or by telephone, facsimile, letter or other electronic means.

Voting

Each stockholder is entitled to one vote for each share held on the close of business on the Record Date, on each matter properly submitted for the vote of stockholders at the Special Meeting. The right to vote is exercisable, in person or by properly executed proxy as described further below.

If you are a stockholder of record as of the Record Date, you may vote in person at the Special Meeting or vote by proxy using the proxy card. Whether or not you plan to attend the Special Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy. To vote in person, you may come to the Special Meeting and the Company will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the proxy card (which is enclosed if you received this proxy statement by mail or that you may request or that the Company may elect to deliver at a later time), and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Special Meeting, the Company will vote your shares as you direct.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. If your shares are held in an account with a broker or bank please follow the instructions provided by such broker or bank.

Fairness Opinion

A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote. As a condition of the completion of the transaction, a fairness opinion is required to be delivered to the Company to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

MATTERS BEING SUBMITTED TO A VOTE OF SMARTHEAT’S STOCKHOLDERS

Proposal 1: Stock Sale

At the Special Meeting, Company stockholders will be asked to approve the Stock Sale.

The terms of, reasons for and other aspects of the Stock Sale are described in detail in the other sections in this proxy statement.

You should note that the Company is seeking approval of the Stock Sale because such Stock Sale might be deemed under Nevada law to be a sale of substantially all of the Company’s assets. If stockholders do not approve the Stock Sale, or if the Stock Sale does not otherwise close, the Company may continue to explore additional alternatives to the Stock Sale or resubmit the Stock Sale in the same or revised form to the stockholders for approval at a future date.

The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.  See the section captioned “Interests of Certain Persons in the Stock Sale”.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE FOR  PROPOSAL 1 TO APPROVE THE STOCK SALE.

Proposal 2: Approval of Possible Adjournments of the Special Meeting

If the Company fails to receive a sufficient number of votes to approve Proposal 1 at the Special Meeting, the Company may propose to adjourn the Special Meeting on one or more occasions, each for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal 1. The Company currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal 1.

You should note that in the absence of a quorum of shares present in person or represented by proxy at the meeting, the bylaws of the Company, as amended (the “Bylaws”) provide that the chairperson of the meeting may adjourn the meeting. The presentation of this Proposal 2 to the stockholders of the Company is not intended to, and does not, prevent the chairperson of the meeting from adjourning the Special Meeting in the manner set forth in the Company’s Bylaws under such circumstances. In addition, this Proposal 2 does not prevent the meeting from otherwise being adjourned or postponed in accordance with the requirements of the Nevada Revised Statutes, our Articles of Incorporation or the Bylaws of the Company.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE FOR  PROPOSAL 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.

 SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire proxy statement and the documents referred to in this proxy statement for a more complete description of the matters on which you are being asked to vote. A copy of the EIPA and Amended EIPA, are attached respectively as Annex A and Annex B to this proxy statement. You are encouraged to read the Amended EIPA as it is the legal document that governs the Stock Sale. This summary is qualified in its entirety by the Amended EIPA and the more detailed information appearing elsewhere in this document. This summary includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Company

SmartHeat, Inc.

We are a U.S. holding company with no material assets other than the ownership interests through our subsidiaries Heat PHE and Heat HP of our foreign subsidiaries that design, manufacture and sell plate heating equipment (PHEs) and heat pumps (HPs) in the People’s Republic of China (“PRC”) and Germany.

Heat PHE

Heat PHE was formed in Nevada on August 23, 2013 and is our wholly owned subsidiary and, at that time, we entered into an assignment agreement (“PHE Assignment Agreement”) with Heat PHE to reorganize the business into a separate segment holding those subsidiaries that operated in the plate heating equipment, meters and related products.

Under the PHE Assignment Agreement, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat PHE the following subsidiaries of the Company:

SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.
SanDeKe Co., Ltd.
SmartHeat (Shenyang) Energy Equipment Co., Ltd.
SmartHeat Siping Beifang Energy Technology Co., Ltd.
Hohhot Ruicheng Technology Co., Ltd.

As of September 30, 2014, our Heat PHE subsidiaries contain approximately 90.57% of the assets and approximately 86.29% of the liabilities of the Company, excluding the inter-segment transactions.

A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. The subsidiaries of Heat PHE design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and used in a variety of industrial processes where heat transfer is required.  Applications include energy conversion for heating, ventilation and air conditioning, and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. The subsidiaries of Heat PHE sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China.

Heat HP

Our wholly owned subsidiary Heat HP holds those subsidiaries that manufacture and distribute heat pumps and related products.

Heat HP was formed in Nevada on August 23, 2013 and is our wholly owned subsidiary and, at that time, we entered into an assignment agreement (“HP Assignment Agreement”) with Heat HP to reorganize the business into a separate segment holding those subsidiaries that operated in the heat pump related products.  Under the HP Assignment Agreement, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat HP the following subsidiaries of the Company:

SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

As of September 30, 2014, our Heat HP subsidiaries contain approximately 8.34% of the assets and approximately 8.47% of the liabilities of the Company, excluding the inter-segment transactions.

Our heat pump systems provide heating, cooling and hot water for residential and commercial buildings and process heat for industrial applications by moving heat between two locations using small amounts of electricity. In a typical system, heat pumps draw heat from outside air or ground to warm the inside of a home or office building. Many heat pumps have reversible cycles, too, using the same system to cool the inside of a building by transferring heat outside. Heat pumps replace conventional energy sources such as oil, gas and coal with the energy stored in water, soil and air or heat recovered from wastewater or exhaust air. By transferring heat between locations, rather than burning fuel to create a heat source, heat pumps are extremely efficient energy transfer systems. Commercial users install heat pump systems not only to reduce energy consumption but also carbon dioxide, or CO2, emissions, a trend that is encouraged by policymakers in China. The advantages of heat pumps in terms of energy efficiency, operating cost, CO2 emission reduction and their ability to provide heating and cooling in one machine has made them the leading energy source for new buildings in Germany and Austria, and has replaced conventional fossil fuel based technology in these countries to a large degree. As the PRC government continues to focus on emissions reduction and energy conservation, we believe there are opportunities for incremental growth in the rapidly growing heat pump market in China. We also anticipate expanding sales of heat pumps manufactured in China under EU design standards to the European market. Heat pumps accounted for 13% and 12% of our sales in 2013 and 2012, respectively.

If the Stock Sale is consummated, we will continue to own Heat PHE and Heat HP and, indirectly, their respective remaining subsidiaries:

Subsidiaries of Heat HP Inc.:

SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

Subsidiaries of Heat PHE Inc.:

SanDeKe Co., Ltd.
SmartHeat Heat Exchange Equipment Co., Ltd.

Seller:

Heat PHE Inc.
A-1, 10, Street 7
Shenyang Economic and Technological Development Zone
Shenyang, China 110141
+86 (24) 2519-7699

Buyers:

The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

Principal Provisions of the Amended and Restated Equity Interest Purchase Agreement (page___ and Annex B)

Under the terms of the EIPA, the Buyers agreed to purchase 40% of Heat PHE’s equity interests in the following PHE segment subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”). The purchase price was RMB 5,000,000, which was paid at the closing on December 30, 2013.

On November 28, 2014, Heat PHE entered into an Amended and Restated Equity Interest Purchase Agreement which amended and Equity Interest Purchase Agreement dated October 10, 2013. Under the terms of the Amended EIPA the Buyers have agreed to purchase the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies). The purchase price for the remaining 60% consists of: (i) consideration of RMB 8,500,000 and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 which was 7.85 million as of September 20, 2014.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its stockholders and (ii) receipt by the Board of Directors of the Company of an opinion that the purchase and sale transaction is fair to the stockholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be delivered at the Closing which will provide, in part, for the Target Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries owing to the Target Companies. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

Following the Stock Sale, Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of our heat pump business in the United States, Europe and China, future acquisitions, a merger with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

A copy of the EIPA and the Amended EIPA, as amended, are attached respectively as Annex A and Annex B to this proxy statement. The description of the Amended EIPA herein is qualified in its entirety by reference to the Amended EIPA. We encourage you to read the Amended EIPA in its entirety.

Reasons for the Stock Sale (page __)

The Company’s Board of Directors determined that the terms of the Amended EIPA and the transactions contemplated by the Amended EIPA, including without limitation, the sale of the remaining 60% of our equity interest in Target Companies are advisable and in the best interests of the Company and its stockholders, and has approved the Stock Sale and the transactions contemplated by the Amended EIPA.

Both positive and negative factors, together with the background of the transaction set forth below, comprise the Board of Directors’ material considerations in entering into the Amended EIPA.  For a description of the factors that the Board of Directors considered in entering into the Amended EIPA, please see the discussion below under the heading “The Sale of Stock by the Company.”

Use of Proceeds (page __)

A subsidiary of Heat PHE, and not the Company’s stockholders, will receive all of the net proceeds from the Stock Sale. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of our heat pump business in the United States, Europe and China future acquisitions, a merger with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

Although the Board of Directors and management have had preliminary discussions regarding potential uses of our capital following the Stock Sale, the Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

The Buyers and the Company have agreed in the Amended EIPA to provide relief of all of the intercompany debt of Heat HP as of December 31, 2014 which was $7.85 million as of September 30, 2014.

Recommendations to the Company’s Stockholders (page __)

The Company’s Board of Directors has determined that the sale of substantially all of the Company’s assets pursuant to the Stock Sale is advisable in the best interests of the Company and the Company’s stockholders.  The Company’s Board of Directors has approved the Stock Sale, and recommends that the stockholders of the Company vote in favor of the Amended EIPA and the transactions contemplated by the Amended EIPA, and in favor of any necessary adjournments. Certain of the Company’s former officers, who are significant stockholders, have interests in the Stock Sale that are different from the other holders of the shares of the Company’s Common Stock. See the section captioned “Interests of Certain Persons in the Stock Sale”.

Conditions to the Stock Sale (page __)

The obligations of each of Buyers and Heat PHE for the effectiveness of the Stock Sale require the satisfaction of specified conditions set forth in the Amended EIPA, including the approval of the Amended EIPA and related agreements by Company’s stockholders holding a majority of the outstanding shares of Common Stock and receipt by the Board of Directors of the Company of an opinion that the purchase and sale transaction is fair to the stockholders of SmartHeat from a financial point of view. For a description of the closing conditions, please see the discussion below under the headings “Principal Provisions of the Equity Interest Purchase Agreement.”

Interests of Certain Persons in the Stock Sale (page __)

Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

Risk Factors (page __)

In evaluating the Stock Sale, in addition to the other information contained in this proxy statement, you should carefully consider the risk factors relating to the Stock Sale and our Company discussed herein.

RISK FACTORS

When you decide whether to vote for approval of the Stock Sale, you should consider the following factors in conjunction with the other information included in this proxy statement. We also ask you to refer to the risk factors set forth in our 2013 Annual Report on Form 10-K, as amended, which are incorporated by reference herein.

If the Stock Sale is not consummated, we will continue to seek other financing alternatives and operate for as long as possible.

If the Stock Sale is not consummated we will continue to seek additional financing option and operate for as long as possible. If we are unable to find alternatives to finance and expand our PHE segment and we continue to operate at a loss we will need to consider options in bankruptcy as we will have not enough operating cash to continue our business.

We cannot be sure if or when the Stock Sale will be completed.

The effectiveness  of the Stock Sale is subject to the satisfaction or waiver of various conditions, including the authorization of the Stock Sale by our stockholders and receipt of a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view. We cannot guarantee that the conditions set forth in the Amended EIPA will be satisfied. If we are unable to satisfy such conditions in the Buyer’s favor or if other mutual conditions are not satisfied, the Stock Sale will not be complete.

If the Stock Sale is not completed, our board of directors, in discharging its fiduciary obligations to our stockholders, will evaluate other strategic alternatives that may be available. Such other strategic alternatives may not be as favorable to our stockholders as the Stock Sale. Any future sale of substantially all of our assets or other transactions may be subject to further stockholder approval.

While the Stock Sale is pending, it creates uncertainty about our future that could have a material adverse effect on our business, financial condition and results of operations.

While the Stock Sale is pending, it creates uncertainty about our future. As a result of this uncertainty, our current or potential business partners may decide to delay, defer or cancel entering into new business arrangements with us pending completion or termination of the Stock Sale. In addition, while the Stock Sale is pending, we are subject to a number of risks, including:

• the diversion of management and employee attention from our day-to-day business;
• the potential disruption to business partners and other service providers; and
• the possible inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

In addition, pending the completion of the Stock Sale, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters during the pendency of the Stock Sale.

In the event that the Stock Sale is not completed, the announcement of the termination of the Amended EIPA may also adversely affect the trading price of our Common Stock, our business or our relationships with lenders, customers, suppliers and employees.

Our former officers and current executive officers and managers of the Company’s subsidiaries have interests in the Stock Sale other than, or in addition to, the interests of our stockholders generally.

The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc. Our board of directors was aware of these interests and considered them, among other matters, in approving the Amended EIPA.

We will continue to incur the expenses of complying with public company reporting requirements following the closing of the Stock Sale.

After the Stock Sale, we will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

If the Stock Sale is not completed and the Amended EIPA is terminated, there may not be any other offers from potential acquirers.

If the Stock Sale is not completed and the Amended EIPA is terminated, we may seek another purchaser for our assets. There can be no assurances that we would be able to enter into meaningful discussions or to otherwise complete any transaction with any other party who may have an interest in purchasing our assets on terms acceptable to us. Additionally, the inability to complete the Stock Sale could make potential acquirers more reluctant to engage in a transaction with us.

We may be exposed to litigation related to the Stock Sale from the holders of our Common Stock.

Transactions such as the Stock Sale are often subject to lawsuits by stockholders. Because the holders of our Common Stock will not receive any consideration from the Stock Sale, it is possible that they may sue the Company or its board of directors.

We will incur significant expenses in connection with the Stock Sale.

We expect to pay legal fees, accounting fees and proxy filing costs whether or not the Stock Sale closes. Any significant expenses or payment obligations incurred by us in connection with the Stock Sale could adversely affect our financial condition and cash position.

 The Company’s stockholders will not receive any of the proceeds of the Stock Sale.

If the Stock Sale is consummated, the cash purchase price will be paid directly to a subsidiary of Heat PHE located in China.  None of the net proceeds of the purchase price will be received by the Company’s stockholders, unless the Board of Directors ultimately proposes a distribution to the stockholders.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q: Why am I receiving these materials?

A: Our Board of Directors has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the Special Meeting of Stockholders, which will take place on February 10, 2015, at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China, at 1:30 pm (China Time). As a stockholder, you are invited to attend the Special Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance, and certain other required information.

Q: What items of business will be voted on at the Special Meeting?

A: The items of business scheduled to be voted on at the Special Meeting are:

1.	To authorize the Stock Sale, which might be deemed under Nevada law to be the sale of substantially all the assets of the Company;
2.	To consider and vote upon one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1;

3.	To transact such other business as may properly come before the Special Meeting.

Q: How does the Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote your shares “For” each of the 3 proposals scheduled to be voted upon at the Special Meeting.

Q: Will the Company Provide the Stockholders a Copy of the Fairness Opinion Prior to the Vote?

A: A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote. As a condition of the effectiveness of the transaction, the Company must receive a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

Q: What shares can I vote?

A: Each share of SmartHeat Common Stock issued and outstanding as of the close of business on the Record Date for the Special Meeting of Stockholders is entitled to be voted on all items being voted on at the Special Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date we had 6,783,399 shares of Common Stock issued and outstanding.

Q: How many votes am I entitled to per share?

A: Each holder is entitled to one vote for each share of Common Stock held as of the Record Date.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most SmartHeat stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by SmartHeat. As the stockholder of record, you have the right to grant your voting proxy directly to SmartHeat or to vote in person at the Special Meeting. If you requested to receive printed proxy materials, SmartHeat has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Special Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Special Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the Special Meeting?”

Q: How can I contact SmartHeat’s transfer agent?

A: Contact our transfer agent by either writing to Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, or by telephoning 801-272-9294.

Q: How can I attend the Special Meeting?

A: You are entitled to attend the Special Meeting only if you were a SmartHeat stockholder as of the Record Date or you hold a valid proxy for the Special Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You must present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Special Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, or, if you vote by telephone or Internet, by indicating your plans when prompted.

The meeting will begin promptly at 1:30 pm (Local time). Check-in will begin at 12:30 pm (Local time), and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Special Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Special Meeting. Shares held beneficially in street name may be voted by you in person at the Special Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Special Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to SmartHeat’s Corporate Secretary at A-1, 10, Street 7, Shenyang Economic and Technological Development Zone, Shenyang China 110141, prior to your shares being voted, or (3) attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q: Is my vote confidential?

A: Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within SmartHeat or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to SmartHeat management.

Q: How many shares must be present or represented to conduct business at the Special Meeting?

A: The quorum requirement for holding the Special Meeting and transacting business is majority of the voting power of the issued and outstanding Common Stock of SmartHeat as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: How are votes counted?

A:  For all items of business, you may vote “For,” “Against,” or “Abstain.” If you elect to “Abstain,” the abstention has the same effect as a vote “Against.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Q: What is the voting requirement to approve each of the proposals?

A: For Proposals 2 and 3, the affirmative “For” vote of a majority of those shares present in person or represented by proxy and entitled to vote on them at the Special Meeting is required for approval.

For Proposal 1, the affirmative vote of a majority of share outstanding required. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Special Meeting are “non-routine.”  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus will have the same effect as votes “Against” each of the matters scheduled to be voted on at the Special Meeting.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Special Meeting?

A: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the person named as proxy holder, Oliver Bialowons, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be either the transfer agent or an officer of the Company.

Q: Who will bear the cost of soliciting votes for the Special Meeting?

A: SmartHeat will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and personnel, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Special Meeting?

A: We will disclose voting results on a Form 8-K filed with the SEC within four business days after the Special Meeting, which will also be available on our website.

QUESTIONS AND ANSWERS ABOUT THE STOCK SALE

Q: WHY IS SMARTHEAT PROPOSING TO ENTER INTO THE STOCK SALE?

A: After due consideration of all other alternatives reasonably available to the Company, the Board of Directors concluded that the completion of the Stock Sale was the best alternative to raise additional working capital to fund the Company’s Heat HP segment for expansion of its products into markets located in the United States, China and Europe.  The Company requires significant additional funds and cash flow to pay creditors and to support the Heat HP business which continues to operate with losses.  The Company has not been able to attract purchasers for its Heat HP segment that would generate sufficient funds to supply additional cash flow to support the Heat PHE operations. However, the Stock Sale substantially eliminates our losses from Heat PHE and provides funds for us to develop Heat HP’s heat pump business.  Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of its Heat HP heat pump products into markets located in the United States, China and Europe, future acquisitions, a merger with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.  The Buyers and the Company have agreed to amend the EIPA to provide for, in part, relief of all of the intercompany debt of Heat HP which was $7.85 million as of September 30, 2014and to provide for the payment of the full purchase price at the closing.

Q: WHAT WILL SMARTHEAT RECEIVE FOR THE STOCK BEING SOLD IN THE STOCK SALE?

A: Pursuant to the terms of the EIPA, Buyers purchased 40% of the Company’s equity interests in the Target Companies for RMB 5,000,000 (which was paid on December 30, 2013. The sale of the Company's remaining interest in the Target Companies is expected to result in cash proceeds to the Company of an additional RMB 8,500,000 plus the release and discharge of all net indebtedness owing by the Company and its subsidiaries to the Target Companies as of December 31, 2014, which was $7.85 million as of September 30, 2014. A subsidiary of Heat PHE located in China will receive the proceeds of the Stock Sale.

 Q: WHAT HAPPENS IF THE EQUITY INTEREST SALE IS NOT COMPLETED?

A: As a condition to closing of the Buyers’ purchase of the remaining 60% equity interest (constituting all of our remaining equity interests in the Target Companies), approval of a majority of the Company’s stockholders is required and a fairness opinion is required to be delivered to the Company to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.. In the event such approval or fairness opinion is not obtained or waived by March 31, 2015, the funds held in escrow will be released to the depositing parties and either party may terminate the Amended EIPA. If the Stock Sale is not completed, the Company will continue to seek other strategic options, including, without limitation, future acquisitions, a merger with another company, or other actions to raise capital.  Management believes that the Company would continue to operate at a significant loss until another alternative to the Stock Sale is identified and implemented.  If the Company continues to operate at a loss and becomes insolvent, it may be forced to resort to bankruptcy protection. In such event, it is extremely unlikely that the Company will be able to satisfy all of its liabilities and obligations, and there would therefore be no continuing operation of the Heat PHE and Heat HP segments.

Q: WILL ANY DISTRIBUTIONS BE MADE TO SMARTHEAT’S STOCKHOLDERS?

A: The Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the operation of Heat HP as a going concern. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of its Heat HP heat pump products into markets located in the United States, China and Europe, future acquisitions, a merger with another company, or other actions to redeploy capital. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Q: WHAT HAPPENS IF SMARTHEAT’S STOCKHOLDERS DO NOT APPROVE THE EQUITY INTEREST SALE?

A: As a condition to closing of the purchase of the remaining 60% equity interest, approval of a majority of the Company’s stockholders is required. In the event such approval or fairness opinion is not obtained or waived by March 31, 2015, by either party the funds held in escrow will be released to the depositing parties and either party may terminate the Amended EIPA.  If the Stock Sale is not completed, the Company will continue seek other strategic options, including, without limitation, future acquisitions, a merger with another company, or other actions to raise capital.  Management believes the Company will continue to operate at a significant loss until another alternative to the Stock Sale is identified and implemented.  If the Company continues to operate at a loss and becomes insolvent, it may be forced to resort to bankruptcy protection. In such event, it is extremely unlikely that the Company will be able to satisfy all of its liabilities and obligations, and there would therefore be no continuing operation of the Company.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: No.  The Company’s stockholders are not entitled to appraisal rights in connection with the Stock Sale.

PROPOSALS TO BE VOTED ON

PROPOSAL NUMBER 1

APPROVAL OF THE STOCK SALE

At the Special Meeting, our stockholders are being asked to approve the Stock Sale, which might be deemed to be a sale of substantially all of the assets of the Company, to Buyers as described in the Amended EIPA, as amended, in the form of Annex B attached to the proxy statement.  Stockholders are also being asked to consider and vote upon Proposal 2, which provides for one or more adjournments of the Special Meeting to solicit additional proxies in the event there are not sufficient votes in favor of Proposal 1 at the Special Meeting.

At the Special Meeting, the proxies granted by stockholders will be voted aggregately FOR the approval of the Stock Sale described below and FOR a possible adjournment of the Special Meeting, unless a proxy specifies that it is to be voted against the Stock Sale and/or against any possible adjournments.

Approval of Proposal 1 requires approval of majority of shares outstanding.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE STOCK SALE DESCRIBED BELOW.

The following information is with respect to the Stock Sale:

FORWARD-LOOKING INFORMATION

This proxy statement contains statements that may constitute "forward-looking statements." Generally, forward-looking statements include words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "could," "may," "might," "should," "will," the negative of such terms, and words and phrases of similar import. For example, our statements about our reasons for the Stock Sale, our expected completion of the Stock Sale and our use of the proceeds thereof, all involve forward-looking statements.  Such statements are based on management's current expectations and are subject to a number of risks and uncertainties, including, but not limited to, the difficulty inherent in operating in a rapidly evolving market, market and economic conditions, the impact of competitive products, product demand and market acceptance risks, changes in product mix, our ability to improve our margins, costs and availability of raw materials, fluctuations in operating results, delays in development of highly complex products, risks from uncertainties regarding litigation or mediation, our ability to continue as a going concern, risk of customer contract or sales order cancellations or reductions in volume, failure to meet the conditions necessary to complete the Stock Sale, risks inherent with each of the possible strategic alternatives to deploy the proceeds of the Stock Sale as well as other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). These risks and uncertainties could cause our actual results to differ materially from those described in our forward-looking statements. Any forward-looking statement represents our expectations or forecasts only as of the date it was made and should not be relied upon as representing its expectations or forecasts as of any subsequent date. Except as required by law, we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change.

THE STOCK SALE

This section of the proxy statement describes material aspects of the proposed Stock Sale by Heat PHE, a subsidiary of the Company, through the Stock Sale, and certain related transactions. While the Company believes that the description covers the material terms of the Stock Sale, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents referred to in this proxy statement for a more complete understanding of the Stock Sale and related transactions of the Company.

The Company’s Board of Directors is recommending the Stock Sale be approved by its stockholders at the Special Meeting. A copy of the Amended EIPA, as amended, setting forth the terms and conditions of the Stock Sale, is attached as Annex B to this proxy statement.

On September 18, 2013, the Board of Directors of the Company authorized the execution of the EIPA with Buyers, which was entered into as of October 10, 2013. Pursuant to the terms of the EIPA, Buyers will acquire at the Closing controlling ownership of substantially all of the subsidiaries of Heat PHE which may be determined to constitute substantially all of the assets of the Company under Nevada law.

In consideration for the acquisition of shares pursuant to the EIPA, Buyers have paid to Seller

•	RMB 5,000,000 for 40% of the equity interests of Target Companies

In consideration for the acquisition of shares pursuant to the Amended EIPA, Buyers will pay to Seller

•	RMB 8,500,000 for remaining 60% equity interest (constituting all of our remaining equity interests in the Target Companies) in the Target Companies (constituting control)
•	Forgiveness and release of intercompany debt as of December 31, 2014, which was $7.85 million as of September 30, 2014, owed to the Target Companies.

There is no assurance that the Stock Sale will be completed. Certain material terms of the Amended EIPA and features of the Stock Sale are summarized below. Stockholders should read the Amended EIPA in its entirety.

Background of the Company

We were incorporated in the State of Nevada on August 4, 2006, under the name Pacific Goldrim Resources, Inc., as an exploration stage corporation with minimal operations, to engage in the exploration for silver, lead and zinc. On April 14, 2008, we changed our name to SmartHeat Inc. and entered into a Share Exchange Agreement (the “Share Exchange Agreement”), to acquire Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd., subsequently renamed SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), a privately held Sino-foreign joint venture company formed under the laws of the PRC on July 24, 2002, and engaged in the design, manufacture, sale and service of PHE products in China.

We are a U.S. holding company with no material assets other than the ownership interests of our foreign subsidiaries that design, manufacture and sell PHEs and related systems in the People’s Republic of China (“PRC”) and Germany. A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. The subsidiaries of Heat PHE design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and related systems are an increasingly important element in providing a clean technology solution to energy consumption and air pollution problems in China and are commonly used in a wide variety of industrial processes where heat transfer is required. Common applications include energy conversion for heating, ventilation and air conditioning, and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. The subsidiaries of Heat PHE sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China.

Our wholly owned subsidiary Heat HP holds those subsidiaries that manufacture and distribute heat pumps and related products.

Background of the Transaction

During the final quarter of 2011 and the first four months of 2012 management met with various investment bankers, strategic consulting firms and banks seeking advice regarding financing, mergers, divestitures, asset sales, and other potential restructuring transactions. On April 23, 2012 we entered into a Restructuring Agreement, subject to Board approval, appointing Nimbus as a restructuring advisor to our Board of Directors. On May 15, 2012, Arnold Staloff, director and chairman of the Audit Committee resigned.

On May 24, 2012 and May 25, 2012, our board of directors held meetings in Hong Kong. The Compensation Committee recommended, and the Board approved, the appointment of Oliver Bialowons as a director to fill the vacancy created by the resignation of Mr. Staloff.  Mr. Jun Wang, our former Chairman and Chief Executive Officer, discussed the downturn in business, the liquidity issues of the Company and recommended the appointment of Nimbus as a restructuring advisor to the Board of Directors whereby our Board of Directors ratified the Restructuring Agreement and the appointment of Nimbus. The Board of Directors then considered various factors impacting the financial condition of the Company and the need for immediate financing in order to preserve the financial viability of the public holding company. Mr. Wang indicated that he had formed a group of investors through a British Vergin Island special purpose vehicle called Northtech, Inc. (“NorthTech”) led by him and including Mr. Sha, Mr. Xudong Wang and Ms. Jane Ai, our corporate secretary that would be willing to provide short term interim financing to our public holding company. Mr. Wang and our former senior management team consisting of Mr. Wen Sha, our former Chief Operating Officer, Ms. Zhijuan Guo, Chief Financial Officer and Mr. Xudong Wang our former Vice President of Strategy and Development, resigned. Mr. Sha and Mr. Wang continued as managers of the subsidiaries. Mr. Jun Wang also resigned from the Board of Directors and as our Chief Executive Officer in order to facilitate consideration by the Board of this financing option free of the issue of conflict of interest. Moreover, he indicated that our public holding company would be best served by an executive officer with experience in restructuring in order to evaluate strategic options for the Company. Jun Wang continues to serve in his positions as General Manager of certain of our subsidiaries.  Mr. Wang then recommended to the Board of directors that Oliver Bialowons be appointed as President of our Company. The Board of Directors approved the appointment of Mr. Bialowons as President and instructed Nimbus to begin a search for a Chief Financial Officer for our Company.

To address our immediate cash needs, the Board of Directors approved borrowing up to $1,000,000 to fund ordinary course operating expenses under a binding commitment letter for a Revolving Line of Credit, subject to an acceptable fairness opinion, negotiation of final terms and the execution of a definitive agreement. The Board of Directors directed Nimbus to determine if alternative sources of lending exist by conducting a market canvas to be completed by July 31, 2012.  In the event that Nimbus was not able to find a lender on better terms than presented by NorthTech, Nimbus was instructed to negotiate the definitive terms of a secured revolving line of credit with NorthTech subject to approval of our President.

On May 30, 2012, after we announced the management restructuring and secured revolving credit agreement, NASDAQ announced that it was suspending the trading of our Common Stock until all requests for further information from NASDAQ had been fully satisfied.  Our Common Stock did not trade on NASDAQ after that time. Notwithstanding the fact that the Company supplied to NASDAQ all information that was requested, the trading suspension resulted in a formal suspension on November 9, 2012 and to our ultimate delisting on August 19, 2013. While the decision of NASDAQ is currently under appeal the suspension and delisting of our Common Stock significantly curtailed our borrowing and financing options in connection with our restructuring efforts.

At a Board meeting held on June 28, 2012, our Board of Directors considered the issues facing the public holding company resulting from NASDAQ’s suspension of trading of our Common Stock, the continued liquidity needs, the inability to dividend income from the subsidiaries while they were operating at a loss and the resultant need to restructure the public holding company.  Nimbus updated the members of the Board of Directors on the conditions leading to the liquidity situation, the current financial condition of the company and the likely unavailability of funds to upstream to the public holding company for at least the next year and recommended that the public holding company enter into the secured revolving credit agreement and increase the amount to $2,000,000.  Nimbus reviewed the terms of the proposed secured revolving credit agreement with the Board of Directors and the various risks if the public holding company did not address its current liquidity issues.  The Board of Directors approved the secured revolving credit agreement with Northtech and instructed Nimbus to explore additional options to permit the subsidiaries to upstream cash upon attaining profitability or obtain alternative sources of financing to replace the revolving credit facility and/or provide liquidity in the event that the subsidiaries did not become profitable.

In addition the Board of Directors reviewed the credentials of Michael Wilhelm and Kenneth Scipta and recommended that Nominating Committee interview the candidates for the positions of Chief Financial Officer and Chairman of the Audit Committee, respectively.  On July 10, 2012, our Nominating and Corporate Governance Committee approved appointment of Michael Wilhelm as our Chief Financial Officer and Kenneth Scipta to chair our Audit Committee.

On July 27, 2012, we entered into the secured revolving credit facility under the terms of a Secured Credit Agreement with Northtech Holdings Inc.

On August 31, 2012, a putative class action lawsuit, Steven Leshinsky v. James Wang, et. al., which purported to allege federal securities law claims against the Company and certain of its former offers and directors, was filed in the United States District Court for the Southern District of New York. In addition to naming Jun Wang, our former Chief Executive Officer, the suit named our Chief Financial Officer Michael Wilhelm which despite the frivolous and unfounded allegations against him which were subsequently dismissed, resulted in his decision to resign as our Chief Financial Officer in February 20, 2013.

On November 21, 2012 we received a fairness opinion from Houlihan Capital, LLC as to the fairness of the terms of the Credit and Security Agreement. On November 19, 2012, our Board of Directors, after review, approved the conclusions of Houlihan Capital that the Credit and Security Agreement was fair to the Company.

On December 11, 2012, we held our 2012 Annual Meeting of our stockholders.  Our stockholders approved the initial restructuring actions taken by the Company in fiscal year 2012 consisting of:

•  The replacement of Jun Wang and Arnold Staloff on our Board of Directors with Oliver Bialowons and Kenneth Scipta, respectively;
•  The appointment of Oliver Bialowons as our President;
•  The appointment of Michael Wilhelm as our Chief Financial Officer;
•  The retention of Nimbus as restructuring advisor to the Board of Directors; and
•  The execution of the Credit and Security Agreement and the amendments thereto.

On December 14, 2012, our Board of Directors met to review the results of the Annual Meeting and to discuss the continuing difficulties encountered by the business of the subsidiaries and the liquidity issues facing the public holding company. The members of the Board of Directors discussed the possibility of a going concern qualification being included in audited financial statements of the Company for the in fiscal year 2012. In order to conserve cash disbursements for the year and to improve the financial position of the Company at year end, the Board of Directors made the determination that it was in the best interests of the Company to repay substantially all of the outstanding balance under the Credit and Security Agreement in restricted shares of our Common Stock valued for the purpose of the exchange at a price of $1.00 per share prior to the close of the 2012 fiscal year. This transaction improved the balance sheet by exchanging debt for equity and resulted in a non-cash profit of $768,300 being the difference between the exchange rate of $1.00 per share and the actual market price of $0.41 at which the Company shares of Common Stock traded on the date of the exchange.

The Board of Directors also proposed that the Company negotiate with Northtech to amend the Credit Agreement by increasing the line of credit to $2,500,000 and adjusting the minimum and maximum share price for conversion of shares to a collar of between $0.50 and $3.50 per share. The Credit and Security Agreement was amended on December 21, 2012 after the exchange was completed at $1.00 per share.

On February 20, 2013, Michael Wilhelm resigned as our Chief Financial Officer.

On June 7, 2013, Yingkai Wang was appointed as Acting Chief Accountant of SmartHeat, Inc.

On June 25, 2013, our Board of Directors met to discuss the continued deterioration of the financial condition of the public holding company and the progress of the restructuring and financing efforts. Nimbus outlined the continued pressing need for alternative sources of financing as the Company’s subsidiaries require additional working capital to fund registered capital, accounts receivable, and research and development costs related to the Company’s plate heating business. Nimbus further noted that additional funds were needed to expand the Company’s business from eastern to western China where customer demand for the Company’s products was shifting. Nimbus advised the members of the Board of Directors to approve a canvas of the market for additional sources of financing aside from Northtech which was approved. With respect to the market canvas, we circulated a Request for Stalking Horse Restructuring Proposals in both the United States and the People’s Republic of China for the purchase of all, or a part of, or a joint venture investment in or with, the Company or any one or more of its directly or indirectly owned subsidiaries. This Request for Stalking Horse Restructuring Proposals was publicly announced in a press release on Form 8-K filed on August 26, 2013. In addition to the Request for Stalking Horse Restructuring Proposals, we retained a third-party firm in each of these respective markets to conduct a market canvas to seek proposals. In addition, the Board of Directors approved an amendment to the credit and security agreement lowering the interest rate to 10% per annum and permitting the company to incur an additional $2,000,000 in subordinated debt. On August 23, 2013, the amendment was executed by Northtech and us.

The Board of Directors also approved an offer to be made to accredited investors who are currently stockholders of the Company to purchase Exchangeable Subordinated Notes in denominations of $100,000 bearing interest at the rate of 10% per annum, due on June 30, 2015, and exchangeable, at the option of the Company, for restricted common shares at an exchange rate of $0.50 per share. The Exchangeable Subordinated Notes were subordinated to the indebtedness owed to Northtech but otherwise were substantially similar to the terms under which the Company was borrowing from Northtech. The Company concluded the offering prior to the Annual Meeting of Stockholders on December 10, 2013.

The Board of Directors considered a recommendation by Nimbus to reorganize its lines of businesses into two segments, heat pumps and PHEs in order to provide better visibility and accountability for these businesses, additional options for financing and to facilitate further expansion of the heat pump business.

On August 13, 2013 our Board of Directors approved the segmentation of our businesses into the Smartheat PHE segment, consisting of PHEs, PHE Units, heat meters and related products, and the Smartheat Heat Pump segment consisting of heat pumps and related products. The segmentation was completed prior to the end of the third fiscal quarter of 2013.

On September 17th and 18th, 2013, our Board of Directors met to further consider the deterioration of our financial condition and alternatives available after Nimbus had directed third party investment firms to solicit levels of interest in purchasing all or part of the assets of the Company and/or its subsidiaries. These firms had contacted approximately 275 potential investors approximately evenly divided between the United States and China. One potential offer to purchase certain of the PHE related business was received. The investor group offered approximately 11 million RMB or $1.8 million for these PHE business plus assign of liabilities.  The Board of Directors made the determination that the proposal could be accepted, subject to negotiation of acceptable terms and execution of definitive agreements, if the Buyers would offer a minimum of $2,000,000 (the approximate market value of the Company) measured by the market price and number of shares of Common Stock plus a premium and agreed upon a price of 13.5 RMB.  In addition, the Buyers would need to agree, and the definitive documents would need to properly reflect, that we could use the proposal and agreement to solicit other buyers for the PHE assets, subject to a breakup fee of 600,000 RMB (approximately $95,000).  In effect the proposal would be used by the Company as a Stalking Horse to determine if a better offer could be found and evaluate the fairness of the price received. The market canvas and stalking horse process, together with the offering of Exchangeable Subordinated Notes to accredited investors who were our stockholders was disclosed in the Company’s current report on Form 8K filed on September 30, 2013.

The EIPA related to the proposal was negotiated and executed on October 10, 2013 with the terms further described below. A Form 8K was filed along with the complete EIPA on October 15, 2013. The EIPA was negotiated with Buyers under the direction of Oliver Bialowons, President of the Company, with the support and assistance of the Company’s professional advisers.  Direct negotiations were conducted in the Chinese language through Henry Lu, the Managing Director of Nimbus Capital Limited, a Hong Kong registered company with Hongjun Zhang, representative of Buyers.  Nimbus Capital is the China side adviser retained by the Company to solicit restructuring proposals in China.  It was through these efforts in China that the proposal from Buyers was developed.  Nimbus Capital is affiliated with Nimbus through a mutual cooperation arrangement whereby each provides support services for the other in their respective jurisdictions.

In the case of the EIPA and the Amended EIPA, the principal issues which Mr. Bialowons directed Mr. Lu to negotiate were the following:

● price and premium
● transaction structure
● break up price
● representations
● conditions
● indemnification
● certainty

Price and Premium.  The goal was to obtain the highest total consideration available, including payment in the most tax efficient form.  After analysis, it was determined that the most effective means to avoid tax leakage was to sell stock and  receive the proceeds in China with the  most likely purpose of reinvesting the proceeds in the Company’s heat pump business.  In response to  Buyers’ initial proposal, the Board established a minimum cash proceeds  of $2,000,000 plus assumption of all liabilities, known or unknown, absolute or contingent, relating to the Target Companies subject to the Proposal.  This represented a premium of approximately 10% to the Buyers’ initial proposal, and a small premium to the Company’s overall market capitalization.  Ultimately, cash proceeds of RMB 13,500,000  was negotiated, equivalent to approximately USD $2,200,000 when the EIPA was signed on October 10, 2013.  This represented a premium of approximately 2.2 times the market capitalization of the Company on the date of signing.  In negotiating the Amended EIPA the parties agreed to remove the put option of the Company in exchange for the purchase by the Buyers of all of the outstanding equity interests of the Target Companies for a purchase price of RMB 8,500,000 or approximately $1,387,870 plus the forgiveness of debt as of December 31, 2014, which was valued at approximately $7,850,000 as of September 30, 2014, which when added to the initial payment of RMB 5,000,000 ($815,000) paid for the initial 40% yields a total estimated purchase price of approximately $10,052,870 as of September 30, 2014.  Based on a closing price of $.30 per share as reported by NASDAQ on October 10, 2013 and 2,492,724 shares outstanding and held by non-affiliates on that date, this purchase price represented a premium of approximately 13.4 times the total market capitalization of the Company on the date of signing.

Transaction Structure.  The transaction was structured by the Company as a sale of stock.  This was the most tax efficient structure but, more importantly, it assured the Company that all indebtedness and guarantees -- which included substantially all of the debt for borrowed money, and all guarantees issued by, all of the Company’s Chinese subsidiaries-- and other liabilities and obligation of the Target Companies, whether known or unknown, contingent or absolute, would be transferred to Buyers.

Break-up Price.  Fundamental to the restructuring process and the Board’s valuation was a stalking horse process used to determine the value of the businesses to be sold.  Initially bids were publicly solicited, and the proposal from Buyers was the only proposal received by the Company during this initial aspect of the process.  As part of the EIPA, the Board required the ability to rescind the sale to Buyers and accept a higher bid.  The Company was initially able to negotiate what in effect was a break up fee of RMB 600,000 (approximately $100,000) -- which was approximately 5% of the total cash price and a much smaller percentage of the total consideration.  Following the initial closing on the sale of a 40% interest, the Company conducted a re-solicitation of proposals using the EIPA as a stalking horse.  This re-solicitation was reported in a Form 8-K filing on January 3, 2014.  As noted elsewhere in this Proxy Statement, no other proposals were subsequently received by the Company.  The Board of Directors evaluated the termination of the breakup fee in the Amended EIPA.  The Board determined that the removal of the break up fee gives the Company even more flexibility in the event another purchaser is identified with a superior proposal.

Representations.  Typically an agreement for the sale of a business (particularly a stock sale) contains multiple representations and warranties concerning the business, each with the potential to give rise to post-closing claims.  Through the process of negotiating the EIPA and the Amended EIPA, the Company was able to eliminate substantially all representations and warranties.  As a result, Buyers are acquiring the Target Companies substantially “as is” without the right to assert post-closing claims.

 Conditions. Typically an agreement for the sale of a business contains multiple conditions to closing, each with the potential to give rise to the ability of one of the parties to walk away from the transaction.  Through the process of negotiating the EIPA and Amended EIPA, the Company was able to eliminate substantially all conditions to closing favoring Buyers.  The Amended EIPA contains two important conditions favoring the Company, namely, requirements for shareholder approval and receipt of a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.  These conditions allow the Company to terminate the sale transaction if a better offer can be identified.

Indemnification.  Typically an agreement for the sale of a business contains provisions for post-closing indemnification, each with the potential to give rise to the ability of a buyer to claw-back part or all of the purchase price.  Neither the EIPA nor the Amended EIPA contain any provision for such post-closing indemnification.

Certainty.  The Company wanted assurance that Buyers had the financial ability to close and would close without attempting to renegotiate the price or other terms and conditions.  To provide that assurance, the transaction was structured as an “as is” transaction with no “material adverse change” closing condition.  In addition, a minority 40% interest was sold to Buyers initially to assure their financial ability and commitment to completion.

 The Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

On December 7, 2013 our offer to sell Exchangeable Subordinated Notes expired without any subscriptions being received by the Company.

On December 10, 2013 we held a stockholder meeting at which our stockholders approved the amendments to the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc. (“Northtech”), executed on December 21, 2012, and July 27, 2013 and, in an advisory vote, approved the restructuring actions undertaken by the Company in fiscal year 2013.

On December 20, 2013, the Board of Directors approved the sale of 40% of the Target Companies in our PHE segment pursuant to the terms of the EIPA.

On December 30, 2013 we closed the transactions contemplated by the EIPA and transferred 40% of the stock of the Target Companies to the Buyers.

Between December 30, 2013 and February 28, 2014, we conducted a re-canvas of the market and surveyed the Company’s major stockholders in an effort to attract a better price or competing proposal to the terms of the EIPA.

As of February 28, 2014, we receive no competing offers through the stalking horse process and the Company let its option to re-purchase the equity interest of the Target Companies expired un-exercised.

On March 27, 2014, we received notice pursuant to the EIPA that Buyers thereunder would exercise their option to purchase an additional 40% of the Target Companies, subject to satisfaction of the conditions set forth in the EIPA which included, without limitation, receipt by Buyers and seller of a fairness opinion to the effect that the sale of the additional 40% of the Target Companies is fair to the stockholders of the Company from a financial point of view and approval of the sale of the additional equity interests by a majority of our stockholders.  The Amended EIPA now provides that a fairness opinion will be required for the entire 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) that will be sold. The fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote.

On September 18, 2014, the Audit Committee of the Board of Directors of the Company concluded that the financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal year ended on December 31, 2013 and Quarterly Reports on Form 10-Q for the three and six months ended March 31, June 30, 2014 should no longer be relied upon and on September 19, 2014 filed an 8-K with the Securities and Exchange Commission reporting that event.

On September 30,2014 the Company held its Annual Meeting. Mr. Bialowons reviewed the restructuring efforts undertaken by the Board.  In particular, he summarized the Stalking Horse Process which resulted in the negotiation and execution of the Equity Interest Purchase Agreement previously reported to shareholders.  Mr. Bialowons noted that a Stalking Horse Process is generally believed to be the most transparent restructuring process that a Company can utilize and one that is generally believed to yield the best consideration obtainable under all relevant circumstances.  Mr. Bialowons further noted that a vote to approve the Equity Interest Purchase Agreement and the sale of the Target Companies referenced therein (which constituted substantially all of the Company's PHE business segment) had been withdrawn from submission to shareholders for a vote at this time, and will be submitted for a vote at a subsequent special meeting, for two reasons:  first, the Board determined that the Company should make a final attempt to negotiate better terms from the Buyers; and, second, that the vote should be delayed until the Company has restated its financial statements for 2013 to reflect the accounting impact of the proposed sale in 2013 rather than in 2014.  This restatement results from the inability of the Company to date during 2014 to obtain a higher price for the Target Companies than that set forth in the Equity Interest Purchase Agreement entered into in October, 2013.  The restatement in 2013 also enables the Company to put the accounting impact of the proposed sale into the past, where the Board believes that it should be recognized, and enable the Company to move forward as a smaller, but more profitable Company.  In fact, the Company expects to record a small profit in its Heat Pump segment for the quarter ending September 30, 2014.

In October of 2014, Mr. Bialowons directed Mr. Lu to commence discussion with Mr. Zhang to amend the EIPA in order to forgive intercompany debt of SmartHeat to the Target Companies as of December 31, 2014, which was $7.85 million as of September 30, 2014, following the completion of the Stock Sale.  Mr. Lu and Mr. Zhang discussed additional changes to the EIPA that would be required by the Buyers in order to provide for the forgiveness of intercompany debt which included, but are not limited to:

•	Purchase of the entire remaining 60% in equity interests in exchange for the right to purchase the remaining 20% of the Target Companies;
•	Exchanges of mutual releases
•	Forgiveness of debt
•	Closing the transaction on or before December 31, 2014
•
Establishment of escrow process to in the event that the requisite shareholder vote and fairness opinion could not be delivered by the closing date; provided that such conditions be satisfied or waived prior to March 31, 2015,

•	Removal of the breakup fee and
•	Provisions that either party could terminate the agreement should such conditions not be met by March 31, 2015.

On October 22, 2014, the Board of Directors considered the proposed terms of the amended EIPA and directed Mr. Bialowons to continue the negotiations through Mr. Lu. Negotiations continued through October to mid-November.

On November 28, 2014, the EIPA was amended to provide for, in part, the purchase of the remaining 60% of all equity interests (constituting all of our remaining equity interests in the Target Companies) in consideration of a purchase price of RMB 8,500,000 and the forgiveness and release of all intercompany debt owed to the Target Companies as of December 31, 2014, which was $7.85 million as of September 30, 2014.

Reasons for the Stock Sale

The following discussion of the reasons for the Stock Sale contains a number of forward-looking statements that reflect the current views of the Company with respect to future events that may have an effect on its financial performance.  There can be no assurance that the benefits of the transaction considered by the Board of Directors will be achieved through completion of the Stock Sale.  See “Risk Factors.”  Forward-looking statements are subject to risks and uncertainties.  Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in “Forward-Looking Information” and “Risk Factors.”

The Company’s Board of Directors has determined that the terms of the EIPA and the Amended EIPA and the transactions contemplated by the EIPA and Amended EIPA and related agreements are advisable and in the best interests of the Company and its stockholders, and has approved the Stock Sale and the transactions contemplated by the EIPA and the Amended EIPA.

In reaching its determination, the Company’s Board of Directors considered a number of positive factors, including the following:

•
The conclusion of the Board of Directors that the Company would not be able to continue to operate effectively in light of the significant losses that it and the subsidiaries were incurring to date and expected to continue to incur under its present corporate structure pursuing its existing business endeavors, nor would it be able to raise the capital necessary in a timely manner to permit it to pursue development of its business strategy in light of the Company’s precarious cash flow position;

•
The failure of the market canvas to identify alternative financing sources to Northtech and the failure of the use of the EIPA and Amended EIPA as a stalking horse to attract other buyout proposals and our inability to attract third parties to invest in the Company;

•
The difficulties encountered by the public holding company in upstreaming funds by way of dividends to our public holding company due to transfer restrictions imposed by the Chinese government, registered capital requirements of the operating subsidiaries, and working capital needs of the subsidiaries;

•	The use of the proceeds of the sale to expand our heat pump business;

•	The sale of the Heat Pump segment would not provide sufficient working capital to return our PHE segment to profitability;

•
The terms and conditions of the EIPA and Amended EIPA and the financial ability of the Buyers to pay the cash consideration payable at the closing, which led the Company’s directors to conclude that it was reasonably likely that the Stock Sale  would be completed and that as a result entering into the EIPA and Amended EIPA would improve the ability of the Company to pay, or provide for the payment of, the liabilities owed to its creditors to a greater extent and explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include future acquisitions, a merger with another company, or other actions to redeploy capital, including, without limitation, sale of the public company into which the net proceeds may be retained; it is unlikely, however, that the Company will make a distribution of cash to our stockholders;

•
The results of efforts to solicit indications of interest from third parties regarding a strategic partnership or a potential purchase of the Company or some or all of its assets, which resulted in the best cash offer from the Buyers; and

•	The failure of the offering to attract any of our stockholders who were accredited investors to purchase the exchangeable debentures.

•	The substantial indebtedness of the Target Companies that will be assumed by Buyers in concurrent with the equity purchase.

•	The assumption of intercompany debt by the Target Companies.

The Company’s Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Stock Sale. The potentially negative factors considered by the Board of Directors included:

•	potential negative impact of stockholder confusion after announcement of the proposed Stock Sale ;

•	potential negative reaction of the investment community after announcement of the proposed Stock Sale ;

•	other risks and uncertainties discussed above under “Risk Factors.”

The foregoing positive and negative factors together with the background of the transaction set forth above comprise the Board of Directors’ material considerations in entering into the EIPA and Amended EIPA.

The Company’s Board of Directors retained Nimbus in 2012 to act as restructuring advisor. Nimbus assisted the Company by retaining third party advisors to conduct a market canvas for lenders, soliciting purchasers for our Company or its assets, obtaining third party financing, and conducting the stalking horse process.  Nimbus also advised our Board of Directors with respect to the restructuring efforts.

The Board of Directors did not ask a transaction adviser to deliver a “fairness opinion” at the time that the EIPA was executed confirming that the consideration to be paid by the Buyers is fair from a financial point of view to the Company’s stockholders; however, the EIPA and Amended EIPA provides that the Closing would occur only after completing a stalking horse auction process and the effectiveness of the transaction cannot take place without a favorable fairness opinion delivered to the Buyers and the Company as  to the effectiveness of the transaction.  A fairness opinion regarding the proposed Stock Sale will not be completed and available for review by stockholders prior to the shareholder meeting and vote.  The Board of Directors reached such a conclusion independently and determined that, under the circumstances, the Stock Sale was in the best interests of the Company’s stockholders and at the time of the effectiveness  of the transaction would occur only if such fairness opinion were obtained. In the Board of Director’s judgment, it was difficult to value a business that had been losing money and that needed an infusion of cash to expand its selling area if it were to regain profitability, particularly when a significant portion of its assets were intangibles and the businesses were burdened by guarantees that were difficult to quantify.  The Company had been searching for an equity investment for 15 months without success.  Moreover, even in the event that such cash infusion could be found, it was not certain that such cash infusion would be sufficient to increase sales, whether or not such sales would be profitable,  and, if generated, whether or not  the profits from such increased sales would be sufficient to return the Company to profitability.  For this reason, the Board relied on an initial auction process followed by a stalking horse bidding process and a continuing right to terminate the EIPA and the Amended EIPA until stockholder approval and a fairness opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view are obtained. The Company’s Board of Directors also determined that the costs of obtaining such additional “fairness opinion,” from a transaction adviser or any other third party used in connection with its decision, would be disproportionately higher than any corresponding benefit that would be realized by obtaining such an opinion prior to the stockholders’ vote. By deferring receipt of a fairness opinion after the stockholders’ vote but before effectiveness of the transaction, the Company was able to defer the expenditure of funds related to the fairness opinion until after, and only if, shareholder approval is obtained and the Board was able to hold this event as a condition to the effectiveness of the transaction in the event that a better proposal could be identified.

The Company mandated that the transaction be structured as a stock sale to minimize tax liabilities and so that all liabilities related to the Target Companies, including the subsidiaries’ debt for borrowed money, would transfer to Buyers. Based on the factors listed above, the Board of Directors determined that a sale of stock would likely return the greatest value to the Company, and that no other alternatives had the likelihood of achieving success in meeting the Company’s goals, including allocation of proceeds to our Heat Pump segment.  The Board of Directors also considered that the sale of the Heat Pump segment would not provide sufficient working capital to return our PHE segment to profitability. There can be no assurance that the per share market price of the Company’s Common Stock following the Stock Sale will equal or exceed the price or prices at which the Common Stock has recently If the Stock Sale is not completed, the Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board of Directors does not believe, however, that there are viable alternatives to the Stock Sale.

The foregoing discussion of these factors is not meant to be exhaustive, but includes the material factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the terms of the Stock Sale are fair to and in the best interests of the Company and its stockholders. Rather, the Board of Directors viewed its recommendation as being based upon its business judgment in light of the Company’s financial position and the totality of the information presented and considered, and the overall effect of the Stock Sale on the stockholders of the Company compared to continuing the business of the Company as is or seeking other potential parties to effect an investment in or other business combination or acquisition transaction with the Company.

Regulatory Matters

Other than the change in registration of ownership which must be filed and accepted by the State Administration for Industry and Commerce of China, the Company is not aware of any regulatory or governmental approvals required to complete the Stock Sale.

Use of Proceeds

A subsidiary of Heat PHE, and not the Company’s stockholders, will receive all of the net proceeds from the Stock Sale. Following the Stock Sale, the Company’s Board of Directors plans to explore strategic alternatives to deploy the proceeds of the Stock Sale, which may include expansion of our heat pump business in the United States, Europe and China future acquisitions, a merger with another company, or other actions to redeploy capital. It is unlikely, however, that the Company will make a distribution of cash to our stockholders.

Although the Board of Directors and management have had preliminary discussions regarding potential uses of our capital following the Stock Sale, the Board of Directors intends to continue to review anticipated liabilities and potential strategic uses of capital in connection with the continuation of the Company as a going concern. Accordingly, we cannot specify with certainty the amount of net proceeds, if any, we will use for any particular use or the timing in respect thereof. Consequently, you should not vote in favor of the Stock Sale based upon any assumptions regarding the amount or timing of any potential usages of capital or distributions to stockholders.

Appraisal Rights

Under Nevada law, the Company’s stockholders do not have appraisal rights as a result of the Stock Sale.

Votes Required for the Stock Sale

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock as of the Record Date is required to approve the Stock Sale.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK SALE.

PRINCIPAL PROVISIONS OF THE EQUITY INTEREST PURCHASE AGREEMENT

The following describes the principal provisions of the Amended EIPA. The text of the EIPA and the Amended EIPA are respectively attached as Annex A and Annex B to, and is incorporated by reference into, this proxy statement. You are encouraged to carefully read the EIPA in its entirety. Capitalized terms in the following descriptions have the meanings set forth in the EIPA.

The Amended EIPA provides that the Buyers will purchase what might be deemed under Nevada law to be substantially all of our assets:

Divested Interests

Under the EIPA, the Buyers initially purchased 40% of the equity interests (the “First 40% Interest”) of the following entities (collectively referred to as “Target Companies”):

•	Taiyu (Shenyang) Energy, organized in the People’s Republic of China (“Taiyu”);
•	Siping Beifang Energy Technology Co., Ltd., organized in the People’s Republic of China (“Siping”);
•	Shenyang Energy Equipment Co. Ltd., incorporated in the People’s Republic of China (“Shenyang”);
•	Hohot Ruicheng Technology Co., Ltd., organized in the People’s Republic of China (“Ruicheng”);
•	Urumchi XinRui Technology Limited Liability Company, organized in the People’s Republic of China (“XinRui”).

Under the terms of the Amended EIPA, the Buyers must purchase the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) (the “Second 60% Interest”) on or prior to December 31, 2014.

Consideration

The purchase price received by Heat PHE, Inc. for the First 40% Interest was RMB 5,000,000.

The purchase price to be received by Heat PHE, Inc. for the Second 60% Interest (the controlling interest) is RMB 8,500,000 plus the forgiveness and release of  intercompany debt owed to the Target Companies at the close of the Company’s fiscal year ending 2014.

Change of Registration

•	Heat PHE, Inc. will cause Target Companies to file the applicable registration change with the State Administration for Industry and Commerce.

•	Target Companies will pay all costs related to the registration change. The taxes incurred from the transfer of the equity interests shall be undertaken by each tax obligor, respectively.

Representations and Warranties

Heat PHE, Inc. made the following representations and warranties:

•	The equity interests in Target Companies is “as is” without any other representations, warranties or covenants except as provided in the Amended EIPA.

•
Heat PHE, Inc. has good and marketable title to the equity interests of Target Companies, free and clear of all encumbrances, subject to liens incurred by Heat PHE, Inc. pursuant to the Credit and Security Agreement between the Company and Northtech Holdings, Inc., dated July 27, 2012, as amended, and subject to any transfer requirements in the People’s Republic of China.

•
Heat PHE, Inc. is duly organized and validly existing under the laws of the State of Nevada, and Target Companies are registered under the proper governmental authorities as required under the laws of the People’s Republic of China.

•	Heat PHE, Inc. has the full right, power and authority to enter into the EIPA and to perform all of its obligations thereunder.

•	The execution and performance of the Amended EIPA will not breach any other signed material contract or agreement to which Heat PHE, Inc. is a party.

•	The representative who has executed the Amended EIPA on behalf of Heat PHE, Inc. has been duly authorized to execute this Agreement.

The Buyers made the following representations and warranties:

•	Buyers are a group of individual citizens of the People’s Republic of China.

•	Buyers have the full right, power and authority to enter into the Amended EIPA and to perform all of their obligations hereunder.

•	The execution of the Amended EIPA does not breach any other signed material contract or Agreement to which Buyers are a party.

•	The representative of Buyers who has executed the Amended EIPA are duly authorized to execute the Amended EIPA.

•
Buyers have been given full opportunity to review all documents requested to evaluate the transaction and acknowledge that they have been given sufficient information to make the investment decision in Target Companies. Buyers acknowledge that the sale of Target Companies is “as is.”

Conditions Precedent

The effectiveness of the transaction is subject to the following conditions precedent:

•	Approval by a majority of the Company’s stockholders present and voting and

•
Receipt by the Board of a Fairness Opinion to the effect that the sale of the remaining 60% of the Target Companies (constituting all of our remaining equity interests in the Target Companies) is fair to the stockholders of the Company from a financial point of view.

Closing

The Closing shall take place on or before December 31, 2014 electronically, or at such other place or by such other means as agreed by the Parties after the satisfaction of the conditions to closing in the Amended EIPA.  At each Closing, Heat PHE, Inc. will deliver to the Buyers evidence of the transfer of the specified equity interest in the Target Companies and Buyers need to deliver to Heat PHE, Inc.’s China subsidiary, SmartHeat Heat Exchange Equipment Co. Ltd., the consideration by wire transfer of immediately available funds.  At the Closing the parties shall exchange mutual releases.

If the conditions precedent have not been satisfied on or before the Closing Date, the parties have agreed that the Purchase Price and all documents required to be delivered at the Closing will be deposited in escrow to be released when the conditions have been met. In the event that the conditions are not met on or prior to March 31, 2015, either party has the right to terminate the Amended EIPA.

Dispute Resolution

The Amended EIPA provides for the following method of dispute resolution:

•	The Amended EIPA is governed by the laws of the People’s Republic of China.

•
The Parties will use good faith efforts to settle disputes by mediation before the Hong Kong International Arbitration Centre (HKIAC) under the then-current version of HKIAC’s Commercial Mediation Rules. Three mediators shall be appointed, one by Heat PHE, Inc., one by Buyers, and one who shall be selected by the Parties mutual agreement.

•	If the mediation is concluded without the dispute being resolved, the parties may, at their option refer the dispute to arbitration at HKIAC in accordance with International Arbitration Rules.

Accounting Treatment

Following the Stock Sale, the Company’s balance sheet will no longer reflect the assets and liabilities of the Target Subsidiaries, but will instead reflect the amounts received at the Closings and the assets and liabilities of Heat HP subsidiaries, Heat PHE subsidiaries (SanDeKe Co., Ltd. and SmartHeat Heat Exchange Equipment Co., Ltd.) and the parent company.

Interests of Certain Persons in the Stock Sale.

Buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the Company’s subsidiaries engaged in the PHE segment of its business, and Huajun Ai and Yingkai Wang, the Company’s Corporate Secretary and Acting Chief Accountant, respectively. Huajun Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

INFORMATION ABOUT SMARTHEAT INC.

BUSINESS

General

We are a U.S. holding company with no material assets other than the ownership interests of our foreign subsidiaries that design, manufacture and sell PHEs, heat pumps, and related systems in the People’s Republic of China (“PRC”) and Germany. A PHE is a device that transfers heat from one fluid to another fluid across large metal plates. PHE products are used in the industrial, residential and commercial sectors to make energy use more efficient and to reduce pollution by reducing the need for coal fired boilers. Our subsidiaries design, manufacture, sell and service PHEs, PHE Units, which combine PHEs with various pumps, temperature sensors, valves and automated control systems, heat meters and heat pumps for use in commercial and residential buildings. They also design, manufacture and sell spiral heat exchangers and tube heat exchangers. Their products and related systems are an increasingly important element in providing a clean technology solution to energy consumption and air pollution problems in China and are commonly used in a wide variety of industrial processes where heat transfer is required. Common applications include energy conversion for heating, ventilation and air conditioning (“HVAC”), and industrial use in petroleum refining, petrochemicals, metallurgy, food and beverage and chemical processing. Our subsidiaries sell their products under the SmartHeat and Taiyu brand names and also sell PHEs under the Sondex brand name as an authorized dealer of Sondex PHEs in China.

Our History

We were incorporated in the State of Nevada on August 4, 2006, under the name Pacific Goldrim Resources, Inc., as an exploration stage corporation with minimal operations, to engage in the exploration for silver, lead and zinc. On April 14, 2008, we changed our name to SmartHeat Inc. and entered into a Share Exchange Agreement (the “Share Exchange Agreement”), to acquire Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd., subsequently renamed SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), a privately held Sino-foreign joint venture company formed under the laws of the PRC on July 24, 2002, and engaged in the design, manufacture, sale and service of PHE products in China. The Share Exchange Agreement was entered into by SmartHeat, Taiyu and the stockholders of Taiyu. At the closing of the Share Exchange Agreement, all of the equitable and legal rights, title and interests in and to Taiyu’s share capital of Yuan 25,000,000 were exchanged for 1,850,000 shares of SmartHeat Common Stock (the “Share Exchange”). We received PRC government approval on May 28, 2008, of our subscription for 71.6% of the registered capital of Taiyu, and approval on June 3, 2009, of the transfer of the remaining 28.4% ownership of Taiyu from the original joint venture stockholders who had received shares of our Common Stock in the Share Exchange. As a result of the Share Exchange and subsequent transactions contemplated by the Share Exchange Agreement, and receipt of the above PRC government approvals, Taiyu became our wholly foreign-owned enterprise, or WFOE.

Prior to our acquisition of Taiyu, we had no interest in any property, but had the right to conduct exploration activities on 13 mineral title cells covering 27,027 hectares (66,785 acres) in the Slocan Mining Division of southeastern British Columbia, Canada. In connection with the acquisition of Taiyu, we transferred all of our pre-closing assets and liabilities (other than the obligation to pay a $10,000 fee to our audit firm) to a wholly owned subsidiary, PGR Holdings, Inc., a Nevada corporation (“SplitCo”), under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations dated April 14, 2008. We sold all of the outstanding capital stock of SplitCo to Jason Schlombs, our former director and officer and one of our major stockholders, pursuant to a Stock Purchase Agreement dated April 14, 2008, in exchange for the return of his 250,000 shares of our Common Stock to us for cancellation.

As an expansion of our business following our acquisition of Taiyu, we acquired and established strategic subsidiaries in China and Germany. On September 25, 2008, we acquired SanDeKe Co., Ltd., or SanDeKe, a Shanghai-based manufacturer of PHEs. On June 16, 2009, we completed an asset purchase transaction with Siping Beifang Heat Exchanger Manufacture Co., Ltd., or Siping Beifang, to set up a new manufacturing facility under our newly incorporated subsidiary, SmartHeat Siping Beifang Energy Technology Co., Ltd., or SmartHeat Siping. On August 14, 2009, we formed Beijing SmartHeat Jinhui Energy Technology Co., Ltd., or Jinhui, a joint venture in Beijing of which we own 52%, to provide consulting services and expand our sales of PHEs into new industries and regions of China. On April 7, 2010, we formed SmartHeat (China) Investment Co., Ltd., or SmartHeat Investment, as an investment holding company in Shenyang for our investment in and establishment of new companies and businesses in China. On April 12, 2010, SmartHeat Investment formed SmartHeat (Shenyang) Energy Equipment Co., Ltd., or SmartHeat Energy, as its wholly owned subsidiary for the research, development, manufacturing and sales of energy products. On May 6, 2010, we formed SmartHeat (Shanghai) Trading Co., Ltd., or SmartHeat Trading, through a nominee, Cleantech Holdings Inc., a British Virgin Islands company, or Cleantech Holdings, to market and expand sales of our branded products in China. Effective as of November 9, 2011, we terminated the nominee-owner relationship and acquired direct control over SmartHeat Trading. On December 2, 2010, we formed Hohhot Ruicheng Technology Co., Ltd., or Ruicheng, a joint venture in Hohhot City, China, for the design and manufacture of heat meters, of which we acquired 51% of the equity interest on January 7, 2011. On March 1, 2011, we entered into a purchase agreement to acquire 95% of the equity interests in Shenyang Bingchuan Refrigerating Machine Limited Company, a Shenyang-based state-owned heat pump manufacturer and designer subsequently renamed SmartHeat (Shenyang) Heat Pump Technology Co., Ltd., or SmartHeat Pump. On November 1, 2011, we increased the registered capital of SmartHeat Pump and thereby increased our ownership percentage to 98.8%. On March 3, 2011, we completed the acquisition of Gustrower Warmepumpen GmbH, subsequently renamed SmartHeat Deutschland GmbH, or SmartHeat Germany, a designer and manufacturer of high efficiency heat pumps in Germany, to extend our clean technology heating solutions into the rapidly growing heat pump markets in Europe and China. We subsequently transferred ownership of SmartHeat Germany to SmartHeat Pump. On April 10, 2012, we established a new joint venture named Urumchi XinRui Technology Limited Liability Company (“XinRui”), of which we acquired 46%.

Our Business Segments

On August 23, 2013, the Company formed two new wholly-owned subsidiaries in the state of Nevada, Heat HP, Inc.(“Heat HP”) and Heat PHE, Inc. (“Heat PHE”), in order to reorganize the Company’s ownership structure over its subsidiaries. On August 23, 2013, the Company entered into an assignment agreement (“Assignment Agreement”)with each of Heat HP and Heat PHE which effected the reorganization.  The reorganization was performed so the Company’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.  The Company initially presented its financial results for the quarter ended March 31, 2013, in accordance with these operating segments and has continued segment reporting since that time.

Under the Assignment Agreement with Heat HP, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat HP the following subsidiaries of the Company:

Heat HP
SmartHeat (China) Investment Co., Ltd.
SmartHeat (Shenyang) Heat Pump Technology Co., Ltd.
SmartHeat Deutschland GmbH
SmartHeat (Shanghai) Trading Co., Ltd.
Beijing SmartHeat Jinhui Energy Technology Co., Ltd.

Under the Assignment Agreement with Heat PHE, the Company agreed to transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, to Heat PHE the following subsidiaries of the Company:

Heat PHE
SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd.
SanDeKe Co., Ltd.
SmartHeat (Shenyang) Energy Equipment Co., Ltd.
SmartHeat Siping Beifang Energy Technology Co., Ltd.
Hohhot Ruicheng Technology Co., Ltd.

Our Corporate Structure

Our corporate structure as of the date of this report is set forth in the following diagram. SanDeKe and SmartHeat Investment are WFOEs authorized by their respective business licenses to operate our businesses in China. SmartHeat Deutschland GmbH is wholly owned by Heat HP Inc. We own 52%,  30.6% and 27.6%, respectively, of the equity interests in our PRC-based joint venture companies, Jinhui,  Ruicheng and XinRui. SmartHeat Energy is a wholly owned subsidiary of SmartHeat Investment. Taiyu owns 98.8% of the equity interests of SmartHeat Pump. Prior to November 9, 2011, we had no direct ownership interest in SmartHeat Trading; instead, we controlled and were entitled to 100% of the profit or loss of SmartHeat Trading under contractual arrangements. Effective as of November 9, 2011, we terminated the nominee-owner relationship and acquired direct control over SmartHeat Trading.

*On August 23, 2013, SmartHeat entered into Assignments agreements with each of Heat HP and Heat PHE in order to reorganize the structure of its subsidiaries.  Under the Assignment Agreements SmartHeat agreed to be transfer, and in the case of indirectly owned subsidiaries, cause to be transferred, certain subsidiaries to each of Heat HP and Heat PHE. Further, under the Assignment Agreements, SmartHeat agreed to cause its directly and indirectly owned subsidiaries to record these transfers with the applicable government agency in the People’s Rpublic of China, and in the case of SmartHeat Germany, in Germany. The restructured entity is reflected above after giving effect to the sale of 40% of the Company’s ownership interests in SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang) Energy Equipment Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company on December 31, 2014.

(1) We hold through 98.8% of the equity interest in SmartHeat Pump, with the remaining 1.2% of the equity interest held by Shenyang Economic and Technological Development Zone State-owned Assets Management Co., Ltd.

(2) We control 52% of Jinhui pursuant to a joint venture agreement entered into with the minority owner, Beijing Jun Tai Heng Rui Investment Consultancy Co. Ltd.

(3) We control 30.6% of Ruicheng pursuant to a joint venture agreement entered into with the minority owners, Hohhot Chengfa Heating Co. Ltd. and Beijing Taiyu Huineng Machinery and Electronic Equipment Co. Ltd. and our sale of 40% of our equity interests to the Chinese buying group.

(4) What about XinRui? Please disclose.

Form of Proxy Card

SMARTHEAT INC
SHENYANG ECONOMIC AND TECH DEV ZONE
A-1, 10,STREET 7
SHENYANG, CHINA 110141

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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0000223466_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

SMARTHEAT INC
Special Meeting of Stockholders
February 10, 2015 1:30 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Oliver Bialowons, as proxy, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SMARTHEAT INC that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at the Boardroom at the Langham Place, 555 Shanghai Street, Mongkok, Kowloon, Hong Kong, China on February 10, 2015 at 1:30 PM LST and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000223466_2 R1.0.0.51160

FINANCIAL STATEMENTS

The Company’s consolidated financial statements and financial statements schedules can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 which are available at www.sec.gov and in the amended and restated Annual Report on Form 10-K for the fiscal year ended December 31, 2013 attached hereto as Annex B. Additionally, the following pro forma financial statements of the Company are included on the pages indicated at the end of this proxy statement:

Page
Introduction	F-1
Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet Reflecting The Sale of Certain Entities of PHE Segment, September 30, 2014	F-2
Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Reflecting The Sale of Certain Entities of PHE Segment, September 30, 2014	F-3
Smartheat Inc and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Reflecting The Sale of Certain Entities of PHE Segment, Year Ended December 31, 2013	F-4
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Consolidated and Combined Balance Sheets, September 30, 2014 and December 31, 2013
F-5
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Statements of Operations and Comprehensive Loss, Nine Months and Three Months Ended September 30, 2014 and September 30, 2013
F-6
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Statements of Cash Flows, Nine Months Ended September 30, 2014 and September 30, 2013
F-7
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Notes to Unaudited Consolidated and Combined Financial Statements, September 30, 2014 and December 31, 2013
F-8
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Consolidated and Combined Balance Sheets, December 31, 2013 and December 31, 2012
F-22
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Statements of Operations and Comprehensive Loss, Years Ended December 31, 2013 and December 31, 2012
F-23
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Unaudited Statements of Cash Flows, Years Ended December 31, 2013 and December 31, 2012
F-24
Smartheat Taiyu (Shengyang) Energy Technology Co., Ltd. Smartheat Siping Beifang Energy Technology Co., Ltd. Smartheat (Shengyang) Energy Equipment Co., Ltd., Notes to Unaudited Consolidated and Combined Financial Statements, December 31, 2013 and December 31, 2012
F-25

BASIS OF UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 30, 2013, the Company, closed the transaction contemplated by the Equity Interest Purchase Agreement, dated October 10, 2013, whereby the buyers purchased 40% of the Company’s equity interests in the following PHE segment subsidiaries: SmartHeat Taiyu (Shenyang) Energy; SmartHeat Siping Beifang Energy Technology Co., Ltd.; SmartHeat (Shenyang Energy Equipment) Co. Ltd.; Hohot Ruicheng Technology Co., Ltd.; and Urumchi XinRui Technology Limited Liability Company (collectively, the “Target Companies”). The purchase price was RMB 5,000,000.  Hohot Ruicheng Technology Co., Ltd. was 51% owned and Urumchi XinRui Technology Limited Liability Company (“XinRui”) was 46% owned by SmartHeat US parent company prior to 40% equity interest sell.

On November 28, 2014, the Company entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between the Company and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of the Company’s equity interests in the Target Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Target Companies by SmartHeat and each of its other subsidiaries as of December 31.  As of September 30, 2014, the Company evaluated it is highly probably the shareholders will approve the additional 60% equity sale, and accordingly, the pro forma consolidated financial statements reflecting the total of 100% equity interest sale of Target Companies were presented as following.

The following unaudited pro forma consolidated statements of operations present SmartHeat Inc. for the nine months ended September 30, 2014 and for the year ended December 31, 2013, as if the 100% equity sale occurred  on January 1, 2013 and 2014, respectively, for the purpose of the statements of operations. The accompanying unaudited pro forma consolidated balance sheet presents the accounts of SmartHeat Inc. as if the 100% equity sale occurred on September 30, 2014.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
REFLECTING THE SALE OF CERTAIN ENTITIES OF HEAT PHE SEGMENT

	AS OF SEPTEMBER 30, 2014
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

ASSETS

CURRENT ASSETS
Cash & equivalents	$13,601,346	$10,008,529	$-		$3,592,817
Restricted cash	479,157	413,593			65,564
Accounts receivable, net	15,946,417	18,652,098	3,314,754	a, b	609,073
Retentions receivable, net	1,725,941	1,681,569			44,372
Advances to suppliers, net	7,127,768	5,317,381			1,810,387
Other receivables (net), prepayments and deposits	2,912,935	26,903,367	26,549,898	a, b	2,559,466
Inventories, net	55,684,495	47,481,292			8,203,203
Taxes receivable	464,364	413,629			50,735
Notes receivable - bank acceptances	1,429,395	1,232,727			196,668

Total current assets	99,371,818	112,104,185			17,132,286

NONCURRENT ASSETS
Long term investment	9,851	-	(9,851)	b	-
Restricted cash	254,807	254,807			-
Construction in progress	54,906	54,906			-
Property and equipment, net	2,045,669	728,406			1,317,263
Intangible assets, net	608,652	-			608,652

Total noncurrent assets	2,973,885	1,038,119			1,925,915

TOTAL ASSETS	$102,345,703	$113,142,304			$19,058,201

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,345,423	$8,058,552	$1,459,301	a, b	$1,746,172
Advance from customers	3,617,924	2,624,354			993,570
Taxes payable	53,892	16,304			37,588
Accrued liabilities and other payables	17,292,178	31,031,535	19,178,125	a, b	5,438,768
Notes payable - bank acceptances	-	-			-
Loans payable	18,832,200	18,832,200			-

Total current liabilities	48,141,617	60,562,945			8,216,097

CREDIT LINE PAYABLE	2,449,335	-			2,449,335

LONG-TERM LOAN	2,112,962	2,112,962			-

DEFERRED TAX LIABILITY	78,543	-			78,543

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	6,783	-			6,783
Paid-in capital	87,265,460	59,341,363	49,652,165	b	77,576,262
Statutory reserve	5,389,057	4,608,375			780,682
Accumulated other comprehensive income	8,348,727	6,785,859	(0)	a	1,562,868
Accumulated deficit	(72,338,929)	(40,940,279)	(40,434,788)	b	(71,833,438)

Total Company stockholders' equity	28,671,098	29,795,318			8,093,156

NONCONTROLLING INTEREST	20,892,148	20,671,079			221,069

TOTAL EQUITY	49,563,246	50,466,397	-		8,314,225

TOTAL LIABILITIES AND EQUITY	$102,345,703	$113,142,304	$-		$19,058,201

(1) Source: unaudited financial statements of SmartHeat Inc. as of September 30, 2014, as filed in the Form 10-Q filed with the SEC on December 19, 2014.
(2) Source: unaudited financial statements of disposed entities of SmartHeat Inc. as of September 30, 2014 and December 31, 2013, as included in this proxy.
(a) To reflect the effect of forgiveness of all net indebtedness owing to Target Companies by SmartHeat Inc and each of its other subsidiaries.
(b) To reflect the sale of 100% equity interest in Target companies.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
REFLECTING THE SALE OF CERTAIN ENTITIES OF HEAT PHE SEGMENT

	NINE MONTHS ENDED SEPTEMBER 30, 2014
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

Net sales	$20,599,124	$17,549,811	$1,066,469	a	$4,115,782
Cost of goods sold	18,790,453	16,696,776	1,066,469	a	3,160,146

Gross loss	1,808,671	853,035	-		955,636

Operating expenses
Selling	4,848,177	3,627,023			1,221,154
General and administrative	6,199,365	2,799,480			3,399,885
Provision for bad debts	(2,988,346)	(3,115,176)			126,830
Provision for advance to supplier	122,518	98,253			24,265

Total operating expenses	8,181,714	3,409,580	-		4,772,134

Loss from operations	(6,373,043)	(2,556,545)	-		(3,816,498)

Non-operating income (expenses)
Investment loss	(16,889)	-			(16,889)
Interest income	125,482	109,090			16,392
Interest expense	(1,300,872)	(1,154,288)			(146,584)
Financial expense	(318,222)	(229,560)			(88,662)
Gain on issuance of stock	70,000	-			70,000
Foreign exchange transaction gain	3,661	3,658			3
Other income, net	715,950	111,056			604,894

Total non-operating expenses, net	(720,890)	(1,160,044)	-		439,154

Loss before income tax	(7,093,933)	(3,716,589)	-		(3,377,344)
Income tax expense	63,309	-			63,309

Net loss before noncontrolling interest	(7,157,242)	(3,716,589)	-		(3,440,653)
Less: loss attributable to noncontrolling interest	(1,449,088)	(1,423,456)			(25,632)

Net loss to SmartHeat Inc.	(5,708,154)	(2,293,133)	-		(3,415,021)

Basic and diluted weighted average shares outstanding	6,490,176				6,490,176

Basic and diluted loss per share	$(0.88)				$(0.53)

(1) Source:  unaudited financial statements of SmartHeat Inc. as of and for nine months ended September 30, 2014, as filed in the Form 10-Q filed with the SEC on December 19, 2014.
(2) Source:  unaudited financial statements of disposed entities of SmartHeat Inc. for the nine months ended September 30, 2014 and 2013, as included in this proxy.
(a) To add back the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.

SMARTHEAT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
REFLECTING THE SALE OF CERTAIN ENTITIES OF HEAT PHE SEGMENT

	YEAR ENDED DECEMBER 31, 2013
	Company Historical (1)	Sales of PHE segment (2)	Pro Forma adjustments		Company Pro Forma

Net sales	$44,709,526	$38,915,416	$1,974,163	a	$7,768,273
Cost of goods sold	40,401,380	35,659,348	1,974,163	a	6,716,195

Gross profit (loss)	4,308,146	3,256,068	-		1,052,078

Operating expenses
Selling	6,864,059	5,084,636			1,779,423
General and administrative	10,400,323	5,582,360			4,817,963
Long-lived assets impairment	13,730,849	13,730,849			-
Impairment of long term investment	908,084	-	-		908,084
Provision for bad debts	27,240,939	24,638,062			2,602,877
Provision for advance to supplier	(593,838)	(682,973)			89,135

Total operating expenses	58,550,416	48,352,934	-		10,197,482

Loss from operations	(54,242,270)	(45,096,866)	-		(9,145,404)

Non-operating income (expenses)
Investment income (loss)	153,237	-			153,237
Interest income	159,972	79,704			80,268
Interest expense	(1,816,456)	(1,758,210)			(58,246)
Financial expense	(249,681)	(73,567)			(176,114)
Foreign exchange transaction gain	(9,495)	(9,478)			(17)
Loss on sale of equity interest	(842,491)	-			(842,491)
Other income, net	1,314,945	470,730			844,215

Total non-operating expenses, net	(1,289,969)	(1,290,821)	-		852

Loss before income tax	(55,532,239)	(46,387,687)	-		(9,144,552)
Income tax expense (benefit)	(50,657)	26,725			(77,382)

Net loss before noncontrolling interest	(55,481,582)	(46,414,412)	-		(9,067,170)
Less: loss attributable to noncontrolling interest	(5,812,244)	(5,798,050)			(14,194)

Net loss to SmartHeat Inc.	(49,669,338)	(40,616,362)	-		(9,052,976)

Basic and diluted weighted average shares outstanding	5,870,111				5,870,111

Basic and diluted loss per share	$(8.46)				$(1.54)

(1) Source: audited financial statements of SmartHeat Inc. as of and for the year ended December 31, 2013, as filed in the Form 10-K/A filed with the SEC on October 24, 2014.
(2) Source: unaudited financial statements of disposed entities of SmartHeat Inc. for the year ended December 31, 2013 and 2012, as included in this proxy.
(a) To add back the inter-company sales between disposed entities and other subsidiaries of SmartHeat Inc.

The table below reconciles the intercompany pro forma adjustments in the Company’s pro forma balance sheet related to other receivables (net), prepayments and deposits in the amount of $26,549,898, and accrued liabilities and other payables in the amount of $19,178,125, with the related party amount disclosed in Note 6 for $22,229,046 and Note 12 for $16,240,198 in the historical financial statements of the Target Companies as of September 30, 2014.

Other receivables of Target Companies	$16,240,198
Elimination of other payables of remaining entities to Target Companies	22,229,046
Pro forma adjustment to include receivable RMB 8.5 million selling price for additional 60% equity sale	1,381,552
Waiver of receivables of remaining entities from Target Companies per selling agreement of the forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries	(12,917,038)
Exchange rate difference for Taiyu due to US parent company	(383,860)
Total pro forma adjustments for other receivables	$26,549,898

Other payables of Target Companies	$22,229,046
Elimination of other receivables of remaining entities from Target Companies	16,240,198
Waiver of payables of remaining entities to Target Companies per selling agreement of the forgiveness of all net indebtedness owing to Target Companies by SmartHeat and each of its other subsidiaries	(19,291,119)
Total pro forma adjustments for other payables	$19,178,125

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED BALANCE SHEETS
(UNAUDITED)

	September 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS
Cash & equivalents	$10,008,529	$9,283,788
Restricted cash	413,593	2,345,258
Accounts receivable, net	18,652,098	14,822,112
Retentions receivable, net	1,681,569	4,141,585
Advances to suppliers, net	5,317,381	4,848,270
Other receivables (net), prepayments and deposits	26,903,367	26,344,942
Inventories, net	47,481,292	48,787,876
Taxes receivable	413,629	968,124
Notes receivable - bank acceptances	1,232,727	2,529,954

Total current assets	112,104,185	114,071,909

NONCURRENT ASSETS
Restricted cash	254,807	123,398
Construction in progress	54,906	-
Property and equipment, net	728,406	-
Intangible assets, net	-	10,320,173

Total noncurrent assets	1,038,119	10,443,571

TOTAL ASSETS	$113,142,304	$124,515,480

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,058,552	$7,474,235
Advance from customers	2,624,354	1,875,894
Taxes payable	16,304	130,379
Accrued liabilities and other payables	31,031,535	30,938,077
Notes payable - bank acceptances	-	2,590,025
Loans payable	18,832,200	24,462,299

Total current liabilities	60,562,945	67,470,909

LONG-TERM LOAN	2,112,962	2,132,231

STOCKHOLDERS' EQUITY

Paid-in capital	59,341,363	59,341,363
Statutory reserve	4,608,375	4,608,375
Accumulated other comprehensive income	6,785,859	7,517,274
Accumulated deficit	(40,940,279)	(38,647,146)

Total Companies stockholders' equity	29,795,318	32,819,866

NONCONTROLLING INTEREST	20,671,079	22,092,474

TOTAL EQUITY	50,466,397	54,912,340

TOTAL LIABILITIES AND EQUITY	$113,142,304	$124,515,480

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2014	2013	2014	2013

Net sales	$17,549,811	$23,659,163	$7,791,218	$11,667,900
Cost of goods sold	16,696,776	21,642,798	5,099,090	12,592,994

Gross profit (loss)	853,035	2,016,365	2,692,128	(925,094)

Operating expenses
Selling	3,627,023	3,372,933	893,967	1,061,706
General and administrative	2,799,480	3,483,464	953,410	(3,217,877)
Provision for bad debts	(3,115,176)	21,244,272	573,646	9,205,242
Provision for advance to supplier	98,253	(787,119)	14,513	57,606

Total operating expenses	3,409,580	27,313,550	2,435,536	7,106,677

Income (loss) from operations	(2,556,545)	(25,297,185)	256,592	(8,031,771)

Non-operating income (expenses)
Interest income	109,090	36,827	54,277	13,926
Interest expense	(1,154,288)	(1,253,961)	(382,295)	(496,350)
Financial expense	(229,560)	(60,489)	(1,725)	(11,194)
Foreign exchange transaction gain	3,658	(6,612)	(1,892)	(9,957)
Other income (expense), net	111,056	432,257	(23,200)	154,413

Total non-operating expenses, net	(1,160,044)	(851,978)	(354,835)	(349,162)

Loss before income tax	(3,716,589)	(26,149,163)	(98,243)	(8,380,933)
Income tax expense	-	13,041	-	13,041

Net loss before noncontrolling interest	(3,716,589)	(26,162,204)	(98,243)	(8,393,974)
Less: Loss attributable to noncontrolling interest	(1,423,456)	(27,727)	(11,248)	9,541

Net loss to SmartHeat Inc. - disposed entities	(2,293,133)	(26,134,477)	(86,995)	(8,403,515)

Other comprehensive item
Foreign currency translation gain (loss) attributable to SmartHeat Inc.	(731,415)	1,944,429	(207,140)	398,713

Foreign currency translation gain (loss) attributable to noncontrolling interest	2,061	17,644	(7,295)	4,153

Comprehensive loss attributable to SmartHeat Inc.	$(3,024,548)	$(24,190,048)	$(294,135)	$(8,004,802)

Comprehensive income (loss) attributable to noncontrolling interest	$(1,421,395)	$(10,083)	$(18,543)	$13,694

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(3,716,589)	$(26,162,204)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Depreciation and amortization	147,501	1,095,889
Provision for bad debts	(3,115,176)	21,244,272
Provision for inventory impairment	2,260,728	4,330,689
Provision for advance to suppliers	98,253	(787,119)
Changes in warranty reserves	113,430	59,564
Loss (gain) on disposal of fixed assets	(46,322)	18,910
(Increase) decrease in assets and liabilities:
Accounts receivable	4,269,970	(1,575,682)
Retentions receivable	212,841	269,255
Advances to suppliers	(611,770)	(3,683,056)
Other receivables, prepayments and deposits	(3,708,185)	(4,445,342)
Inventories	(1,394,038)	(1,095,858)
Taxes receivable	432,973	(1,774,316)
Accounts payable	(1,916,969)	192,251
Advance from customers	(2,198,360)	529,868
Accrued liabilities and other payables	2,781,784	2,651,967

Net cash used in operating activities	(6,389,929)	(9,130,912)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	1,780,000	(1,073,370)
Cash received from assets disposal	19,527	-
Government refund of land use right	10,318,287	-
Acquisition of property & equipment	(751,068)	(555,363)
Construction in progress	(27,798)	-
Notes receivable	1,275,837	1,601,508

Net cash provided by (used in) investing activities	12,614,785	(27,225)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	21,590,797	13,269,466
Repayment on short-term loans	(27,006,080)	(12,243,555)

Net cash provided by (used in) financing activities	(5,415,283)	1,025,911

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	(84,832)	231,522

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	724,741	(7,900,704)

CASH & EQUIVALENTS, BEGINNING OF PERIOD	9,283,788	14,291,095

CASH & EQUIVALENTS, END OF PERIOD	$10,008,529	$6,390,391

Supplemental cash flow data:
Income tax paid	$-	$706,913
Interest paid	$1,357,639	$1,253,961

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2014 AND DECEMBER 31, 2013 (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), is engaged in the design, manufacture, sale and servicing of plate heat exchange (“PHE”) products in China, Taiyu merged with SmartHeat Inc. (“SmartHeat”) on April 14, 2008. SmartHeat Siping Beifang Energy Technology Co., Ltd. (“SmartHeat Siping”), was incorporated on June 12, 2009 by SmartHeat, and is engaged in manufacture of PHEs. SmartHeat (Shenyang) Energy Equipment Co., Ltd. (“SmartHeat Energy”), was incorporated on April 12, 2010 by one of SmartHeat’s subsidiary - SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”), and is engaged in research, development, manufacturing and sales of energy products. Hohhot Ruicheng Technology Co., Ltd. (“Ruicheng”), is a joint venture with 51% invested by SmartHeat on January 7, 2011, and is engaged in the design and manufacture of heat meters. Urumchi XinRui Technology Limited Liability Company (“XinRui”), is a joint venture with 46% invested by SmartHeat in April 2012, and is engaged in research and development, production and selling of heat meters and automatic control of heat supply network (collectively, the “Companies”).

On August 23 2013, SmartHeat formed two new wholly-owned subsidiaries in the State of Nevada, Heat HP Inc., and HEAT PHE Inc.  On August 23, 2013, SmartHeat Inc., the Companies United States parent company entered into Assignment Agreements with Heat HP Inc. and Heat PHE Inc., respectively. Under the Assignment Agreements, SmartHeat agreed to transfer 100% of its right, title and interest in certain subsidiaries to Heat HP Inc. and Heat PHE Inc. The reorganization was performed so SmartHeat’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.

After the assignment and prior to the 40% equity interest sale of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui on December 30, 2013, Heat PHE Inc., owned 100% of Taiyu, SmartHeat Siping, SmartHeat Energy and 51% of Hohhot Ruicheng, and SmartHeat owned 46% of XinRui.

On December 30, 2013, SmartHeat closed the transaction contemplated by the Equity Interest Purchase Agreement (“EIPA”) dated October 10, 2013, whereby the buyers purchased 40% of the equity interests in Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui. The purchase price was RMB 5,000,000.

On November 28, 2014, SmartHeat entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between SmartHeat and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of SmartHeat’s equity interests in the Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 subject to termination provisions as set forth in EIPA. The transaction resulted in an expected a loss of $42.31 million from the 100% equity interest sale of the sold entities consisting of a $50.15 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $7.84 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.

The effectiveness of the transaction is subject to the following conditions: (i) approval of SmartHeat’s shareholders and (ii) receipt by the Board of Directors (“BOD” or the “Board”) of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be delivered at the closing which will provide, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

The buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the SmartHeat’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the SmartHeat’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Companies consolidated and combined financial position as of September 30, 2014, its consolidated and combined results of operations and cash flows for the nine and three months ended September 30, 2014 and 2013, as applicable, were made. The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

Principles of Consolidation

The accompanying unaudited consolidated and combined financial statements include the accounts of Taiyu, SmartHeat Siping, and SmartHeat Shenyang Energy, which are collectively referred to as the “Companies.” All significant intercompany accounts and transactions were eliminated in consolidation.

Noncontrolling Interest

The Companies follow Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” which established new standards governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs, previously referred to as minority interests, be treated as a separate component of equity, not as a liability, as was previously the case, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

After the sale of 40% equity interest of Taiyu, Siping, SmartHeat Energy, Ruicheng and Xinrui on December 30, 2013, the Companies’ noncontrolling interest consisted of 40% of Taiyu, Siping and SmartHeat Energy since then.  For accounting purposes net loss of Taiyu, Siping, SmartHeat Energy were not allocated to noncontrolling interest between December 30, 2013 and December 31, 2013, as the change in ownership interest may not change financial results materially between December 30, 2013 and December 31, 2013. However, the Companies performed long-lived assets impairment test for Taiyu, Siping, Shengyang Energy on December 31, 2013, and recognized $13.73 million impairment loss out of which $5.49 million allocated to noncontrolling interest on December 31, 2013.

Use of Estimates

In preparing the financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of September 30, 2014 and December 31, 2013, the Companies maintained restricted cash deposit in several bank accounts for the purposes described below.

	2014	2013
	(In millions)
Support of performance guarantee	$0.20	$1.04
Support of bank acceptance	-	1.30
Support of letter of credit	0.21	0.008
Total restricted cash - current	$0.41	$2.35
Performance guarantee -- noncurrent	$0.25	$0.12

Accounts and Retentions Receivable

The Companies maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Companies had allowances of $37.77 million and $46.42 million at September 30, 2014 and December 31, 2013, respectively.

At September 30, 2014 and December 31, 2013, the Companies had retentions receivable from customers for product quality assurance of $1.68 and $4.14 million, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from 3 to 24 months depending on the shipping date, and for PHE Units, the customer acceptance date, of the products and the number of heating seasons that the warranty period covers. The Companies had allowances of $2.21 million and $0 at September 30, 2014 and December 31, 2013, respectively.

Accounts receivable is net of unearned interest of $26,414 and $26,655 at September 30, 2014 and December 31, 2013, respectively. Unearned interest is imputed interest on accounts receivable with due dates over 1 year from the invoice date discounted at the Companies’ borrowing rate of 6.15% at December 31, 2012. The Companies did not record additional unearned interest after December 31, 2012 due to no long-term accounts receivable.

As of September 30, 2014, the Companies had accounts receivable of $3.31 million from the remaining subsidiaries of SmartHeat and accounts payable of $1.46 million to the remaining subsidiaries of SmartHeat.  As of December 31, 2013, the Companies had accounts receivable of $3.45 million from the remaining subsidiaries of SmartHeat and accounts payable of $1.55 million to the remaining subsidiaries of SmartHeat.

Bad Debt Allowance

The Companies record approximately 50% of accounts receivable aged over 180 days from the payment due date and 100% accounts receivable aged over 360 days from the payment due date as bad debt allowance.  Management of the Companies further analyzes each individual customer for which it was taken a bad debt allowance to further assess the likelihood of collectability.  Customers which are either state-owned or have a history of support from the state, or larger companies with long operating histories, that management of the Companies believe the chance of non-payment will be remote, are excluded for the purpose of calculating bad debt allowance.

Advance to Suppliers

The Companies make advances to certain vendors to purchase raw material and equipment for production. The advances are interest-free and unsecured. The Companies made allowance for bad debt against advance to supplier of $1.68 million and $1.60 million as of September 30, 2014 and December 31, 2013 respectively.

Inventories

Inventories are valued at the lower of cost or market, with cost determined on a moving weighted-average basis. The difference is recorded as a cost of goods sold, if the current market value is lower than their historical cost.  In addition, the Companies make an inventory impairment provision analysis at each period end for inventory held over 360 days. Cost of work in progress and finished goods comprises direct material, direct labor and an allocated portion of production overheads.

Certain raw materials, such as stainless steel products, plates, shims, gaskets, and pump valves, require longer than normal procurement periods, or “lead times,” with some procurement periods running longer than six months. To guarantee availability of raw materials for production and sales, the Companies, based on historical sale patterns, estimate and purchase material for the upcoming period.

As part of inventory impairment analysis, the Companies perform an evaluation of raw materials stored over one year and not anticipated to be consumed, and an evaluation of potential impairment to the quality of these raw materials. If management anticipates that obsolete raw materials in inventory can be utilized and will be consumed within the next six months through new customer orders or substitute orders, no impairment is recorded. The Companies collect information about delayed and canceled contracts and met with affected customers to discuss their financing situation and their projections of future orders. Finished goods manufactured for delayed and canceled contracts that the Companies do not expect to be reinstated and contracts for which the Companies have been unable to find substitute customers become impaired.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives as follows:

Buildings	20 years
Vehicles	5 years
Office equipment	5 years
Production equipment	5-10 years

Land Use Rights

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include tangible assets, such as property, plant and equipment, goodwill and other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized based on the excess of the carrying amount over the fair value (“FV”) of the assets. FV generally is determined using the asset’s expected future discounted cash flows or market value, if readily determinable. The Companies evaluates intangible assets with indefinite lives for impairment annually using a two-step approach (codified in FASB ASC Topic 350).

On December 30, 2013, SmartHeat closed the transaction contemplated by the EIPA dated October 10, 2013, whereby the buyers purchased 40% of SmartHeat’s equity interests in Taiyu, Siping, SmartHeat Energy, Ruicheng and XinRui for the purchase price of RMB 5,000,000 ($0.82 million) (See Note 1). The buyers had the option to purchase remaining 60% equity interest in the Companies for an additional purchase price of RMB 8.5 million.

According to ASC 360-10-35, a long-lived asset (asset group) shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Companies believed the following events or changes in circumstances indicated the carrying amount of their long-lived assets (asset group) may not be recoverable: 1) a current expectation that, more likely than not, a long-lived assets (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, and 2) A significant decrease in the market price of a long-lived asset (asset group). Since SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), a significant decrease in the market price, before the end of its previously estimated useful life for their long-lived assets, the Companies therefore performed assets recoverability testing by comparing the assets estimated future undiscounted cash flows with their carrying value, and concluded the long-lived assets were not recoverable as a result of future cash flows are less than the carrying amount.  The Companies further calculated the impairment loss amount by determining the fair value for the long-lived asset group and recorded a write-down (loss) for the difference between their carrying value and their fair value.  Fair value is an asset’s purchase or sale price in a current transaction between willing parties. The best evidence of fair value is prices quoted in active markets, although SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), the market prices are not available for many long-lived assets such as equipment, the Companies therefore used discounted cash flow method for estimating fair value of long-lived assets which are acceptable under ASC 360-10.

Based on the evaluation, the Companies believed, as of December 31, 2013, the long-lived assets of Companies including construction in progress, property and equipment, and intangible assets were impaired for $13.73 million.

Warranties

The Companies offer to all customers standard warranties on its products for one or two heating seasons depending on the terms negotiated. The Companies accrue for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Companies’ selling expenses and other payables respectively, and is recorded when revenue is recognized. Factors that affect the Companies’ warranty liability include the number of units sold, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Companies periodically assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Activity in the Companies’ warranty reserve from January 1, 2013, to September 30, 2014, is as follows:

	2014	2013
Beginning balance	$318,846	$282,739
Provisions	488,986	301,920
Actual costs incurred	(96,700)	(265,813)
Ending balance (Note 12)	$711,132	$318,846

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and included in general and administrative expenses. These costs primarily consist of cost of materials used, salaries paid for the Companies’ development department and fees paid to third parties. R&D costs for the nine months ended September 30, 2014 and 2013, were $612,717and $322,648, respectively. R&D costs for the three months ended September 30, 2014 and 2013, were $208,800 and $84,595, respectively.

Revenue Recognition

The Companies’ revenue recognition policies comply with SEC Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales revenue is recognized when PHEs are delivered, and for PHE Units when customer acceptance occurs, the price is fixed or determinable, no other significant obligations of the Companies exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition met are recorded as unearned revenue under “Advance from customers.”

The Companies’ sales generally provide for 30% of the purchase price on placement of an order, 30% on delivery, 30% upon installation and acceptance of the equipment after customer testing and 10% no later than the termination of the standard warranty period, which ranges from 3 to 24 months from the acceptance date.

Due to the slowdown of the Chinese economy and tightened monetary policy, and to attract and retain customers, the Companies’ subsidiaries adjusted their contract and payment terms to permit more flexible and longer payment terms.

Sales revenue is the invoiced value of goods, net of value-added tax (“VAT”). All of the Companies’ products sold in the PRC are subject to a VAT of 17% of gross sales price. This VAT may be offset by the VAT paid by the Companies on raw materials and other materials purchased in China and included in the cost of producing the Companies’ finished product. The Companies recorded VAT payable and VAT receivable net of payments in the financial statements. The Companies file VAT tax returns on line with PRC tax authorities and offsets the payables against the receivables.

Sales and purchases are recorded net of VAT collected and paid as the Companies act as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances were $0 for the nine and three months ended September 30, 2014 and 2013. The Companies do not provide a right of return, price protection or any other concessions to its customers.

The Companies provide a standard warranty to all customers, which is not considered an additional service; rather, an integral part of the product’s sale. The Companies believe the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 (codified in FASB ASC Topic 605-25) separation and allocation model for a multiple deliverable arrangement. SFAS 5 (codified in FASB ASC Topic 450) specifically addresses the accounting for standard warranties and neither SAB 104 nor EITF 00-21 supersedes SFAS 5. The Companies believe that accounting for its standard warranty pursuant to SFAS 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

The Companies charge for after-sales services provided after the expiration of the warranty period, with after-sales services mainly consisting of cleaning PHEs and repairing and exchanging parts. The Companies recognize such revenue when the service is provided. For the nine months ended September 30, 2014 and 2013, revenue from after-sales services after the expiration of the warranty period was $36,303 and $7,719, respectively. For the three months ended September 30, 2014 and 2013, revenue from after-sales services after the expiration of the warranty period was $32,387 and $5,831, respectively, which was recorded in other income.

Cost of Goods Sold

Cost of goods sold (“COGS”) consists primarily of material costs and direct labor and manufacturing overhead that are directly attributable to the products. Write-down of inventories to the lower of cost or market is also recorded in COGS.  The Companies also record inventory reserve for inventories aging over 360 days to COGS.

Advance from Customers

The Companies record payments received from customers in advance of their orders to advance account. These orders normally are delivered within a reasonable period of time based upon contract terms and customer demand.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Companies’ operations are calculated based upon the local currencies. As a result, amounts shown on the statement of cash flows may not necessarily agree with changes in the corresponding asset and liability on the balance sheet.

Foreign Currency Translation and Comprehensive Income (Loss)

The accounts of the Companies were translated into USD in accordance with SFAS No. 52, “Foreign Currency Translation” (codified in FASB ASC Topic 830). According to SFAS No. 52, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity was translated at the historical rates and statement of operations items were translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” (codified in FASB ASC Topic 220).

The RMB to USD exchange rates in effect as of September 30, 2014 and December 31, 2013, and the average exchange rates for the nine months ended September 30, 2014 and 2013 are as following.  The exchange rates used in translation from RMB to USD were published by State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”).

	Average Exchange Rate		Balance Sheet Date
	For the Nine Months Ended		Exchange Rate
	9/30/14	9/30/13	9/30/14	12/31/13
RMB - USD	6.1454	6.2146	6.1525	6.0969

New Accounting Pronouncements

The FASB has issued ASU No. 2014-12, Compensation - Stock Compensation, FASB ASC Topic 718, “Accounting for Share-Based Payments,” When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date FV of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of an Entity. Under the new guidance, only disposals representing a strategic shift, such as a major line of business, a major geographical area or a major equity investment, should be presented as discontinued operations. The guidance will be applied prospectively to new disposals and new classifications of disposal groups as held for sale after the effective date. The guidance is effective for annual financial statements with fiscal years beginning on or after December 15, 2014 with early adoption permitted for disposals or classifications as held for sale which have not been reported in financial statements previously issued or available for issuance. The Company will adopt the guidance effective January 1, 2015. We are in the process of evaluating the impact of this standard on our consolidated financial statements and the impact is unknown at this time.

In January 2014, FASB issued, Accounting Standards Update 2014-05, Service Concession Arrangements (Topic 853). The objective of this Update is to specify that an operating entity should not account for a service concession arrangement within the scope of this Update as a lease in accordance with Topic 840, Leases. Service concession arrangements may become more prevalent in the United States as public-sector entities seek alternative ways to provide public services on a more efficient and cost-effective basis. The amendments apply to an operating entity of a service concession arrangement entered into with a public-sector entity grantor when the arrangement meets certain conditions. The amendments in this Update should be applied on a modified retrospective basis to service concession arrangements that exist at the beginning of an entity’s fiscal year of adoption. The modified retrospective approach requires the cumulative effect of applying this Update to arrangements existing at the beginning of the period of adoption to be recognized as an adjustment to the opening retained earnings balance for the annual period of adoption. The amendments are effective for a public business entity for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of this ASU will not affect the Company’s financial statements.

3. INVENTORIES

Inventories at September 30, 2014 and December 31, 2013, were as follows:

	2014	2013
Raw materials	$40,682,660	$41,378,896
Work in process	8,907,684	6,216,166
Finished goods	9,554,858	10,684,380
Total	59,145,202	58,279,442
Inventory allowance	(11,663,910)	(9,491,566)
Inventories, net	$47,481,292	$48,787,876

4. NOTES RECEIVABLE – BANK ACCEPTANCES

The Companies sold goods to its customers and received commercial notes (bank acceptance) from them in lieu of payments for accounts receivable. The Companies discounted the commercial notes with the bank or endorsed the commercial notes to vendors for payment of their own obligations or to get cash from third parties. Most of the commercial notes have a maturity of less than six months. As of September 30, 2014, the Companies were contingently liable for the notes endorsed to vendors of $0.61 million.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Buildings	$4,935,178	$4,980,184
Production equipment	7,276,060	6,593,287
Office equipment	920,639	918,728
Vehicles	684,576	693,210
Total	13,816,453	13,185,409
Less: accumulated depreciation	(4,618,246)	(4,638,369)
Less: Impairment	(8,469,801)	(8,547,040)
Property & equipment, net	$728,406	$-

Depreciation for the nine months ended September 30, 2014 and 2013 was $21,820 and $809,572, respectively.  Depreciation for the three months ended September 30, 2014 and 2013 was $18,777 and $276,672, respectively.

6. OTHER RECEIVABLES, PREPAYMENTS AND DEPOSITS

Other receivables, prepayments and deposits consisted of the following at September 30, 2014 and December 31, 2013, respectively:

	2014	2013
Advance to third party companies	$13,550,683	$10,059,572
Deposit for public bids of sales contracts	532,415	704,175
Prepayment for freight, insurance, advertisement and consulting expenses	152,157	17,446
Other deposits	71,829	51,724
Advance to employees	126,271	588,114
Advance to unrelated individuals	77,346	-
Advance to HP segment subsidiaries	22,229,046	21,900,731
Others	560,225	580,681
Total	37,299,972	33,902,443
Less: bad debt allowance	(10,396,605)	(7,557,501)
Other receivables (net), prepayments & deposits	$26,903,367	$26,344,942

Advance to third parties were short-term unsecured advances to unrelated parties with payment usually due within a year and includes an advance to Siping Beifang of RMB 22.13 million ($3.60 million) that is non-interest bearing and with due date extended to September 2014.

Deposits for public bidding represented the deposits for bidding on expected contracts, which will be returned to the Companies after the bidding process is completed, usually within three to four months from the payment date. Prepayment for freight, related insurance expenses and advertisement represented prepaid shipping and freight insurance expenses for customers and is generally repaid upon customer receipt of products and prepaid advertising expense.

Other deposits mainly consisted of deposits for rents, payroll expense and utilities. Advance to employees represented short-term loans to employees and advances for business trips and related expenses. Advance to HP segment represented receivables from other subsidiaries of SmartHeat Inc., including $14.3 million receivable from Heat HP, Inc. for transferring the 98.8% ownership of SmartHeat (Shenyang) Heat Pump Technology Co., Ltd. (“SmartHeat Pump”) by Taiyu to Heat HP Inc., the transfer is not completed as of this report date.  Other receivables (consisting of advance to third parties and employees, deposit for public bids and others), prepayments and deposits are reimbursed or settled within 12 months.

7. INTANGIBLE ASSETS

All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Taiyu acquired land use rights during 2005 for RMB 3,549,682 ($0.44 million). In June 2009, SmartHeat Siping acquired land use rights for $3.1 million from Siping Beifang. In November 2010, SmartHeat Energy, acquired land use rights for $10.10 million. The Companies have the right to use the land for 50 years and is amortizing such rights on a straight-line basis for 50 years.

SmartHeat Energy later cancelled the purchase of land use right due to the adjustments of the overall development plan of the area by the local authority. On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right would be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. SmartHeat Energy received accumulated amount of $14.89 million (RMB 91.62 million) as of September 30, 2014 and is in the process of title transfer, which is expected to complete by the end of 2014. Currently the land is used by the third party.

Intangible assets consisted of the following at September 30, 2014 and December 31, 2013, respectively:

	Estimated Useful Life (In years)	2014	2013
Land use rights	50	$4,112,074	$15,167,552
Software	5	294,730	510,594
Total		4,406,804	15,678,146
Less: accumulated amortization		(598,628)	(1,515,069)
Less: Impairment		(3,808,176)	(3,842,904
Intangible assets, net		$-	$10,320,173

Amortization of intangible assets for the nine months ended September 30, 2014 and 2013, was $125,681 and $271,997, respectively. Amortization of intangible assets for the three months ended September 30, 2014 and 2013, was $0 and $89,297, respectively. Annual amortization for the next five years from September 30, 2014, is expected to be $0.

8. CONSTRUCTION IN PROGRESS

As of September 30, 2014, Siping had construction in progress of $54,906 for expanding and upgrading its production line and production equipment.  Total cost for the construction is $0.98 million, and is expected to complete in June 2015.

9. MAJOR CUSTOMERS AND VENDORS

For the nine and three months ended September 30, 2014, no customers accounted for over 10% of the Companies’ total sales. For the nine months ended September 30, 2013, one customer accounted for 12% of total sales. At September 30, 2013, total receivable from this customer was $7.20 million. For the three months ended September 30, 2013, no customers accounted for over 10% of the Companies’ total sales.

For the nine months ended September 30, 2014 and 2013, no vendors accounted for over 10% of the Companies’ total purchases. For the three months ended September 30, 2014, three vendors accounted for 21%, 17%, and 17% of the Companies’ total purchases. At September 30, 2014, total payable to these vendors were $0. For the three months ended September 30, 2013, one vendor accounted for 12% of the Companies’ total purchases. At September 30, 2013, total payable to the vendor was $0.

10. TAXES RECEIVABLE

Taxes receivable consisted of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Income	$179,130	$180,764
Value-added	233,627	781,216
Other	872	6,144
Total	$413,629	$968,124

11. TAXES PAYABLE

Taxes payable consisted of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Income	$-	$-
Value-added	-	99,456
Other	16,304	30,923
Total	$16,304	$130,379

12. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at September 30, 2014 and December 31, 2013:

	2014	2013
Advance from third parties	$3,232,832	$3,262,314
Payable to Siping Beifang	2,294,927	2,306,184
Payable for equipment purchase	9,121	-
Payable to employees	2,025	-
Deposit from customer	2,961,235	2,988,240
Refund of land use right purchased	4,790,513	4,627,270
Others	467,220	539,728
Warranty reserve (See Note 2)	711,132	318,846
Accrued expenses	322,332	507,196
Advance from HP segment subsidiaries	16,240,198	16,388,299
Total	$31,031,535	$30,938,077

Advances from third parties were short-term, non-interest-bearing advances from third parties due on demand.  Payable to Siping Beifang represented loans to them without interest and payable upon demand.  Deposit from customer represented advance payment from a customer for SmartHeat Siping to execute the sales order; however, the customer wanted to cancel the order after SmartHeat Siping commenced manufacturing and the SmartHeat Siping refused to return the deposit claiming breach of the contract by the customer. The dispute was filed with the court and is currently docketed for trial.

Refund of land use right previously purchased represented the refund received for the land use right SmartHeat Energy purchased in November 2010. SmartHeat Energy later cancelled the purchase due to the adjustments of the overall development plan of the area by the local authority. The local government agreed to the cancellation and refunded SmartHeat Energy $4.63 million as of December 31, 2013, and was committed to refund SmartHeat Energy the remaining purchase price.  On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right will be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. As of September 30, 2014, SmartHeat Energy received total of $14.89 million (RMB 91.62 million), of which, $$4.79 million was the amount received in excess of the amount paid to acquire land use right. The local government has not yet made qualitative determination about the excessed amount and until SmartHeat Energy receives any further information from the local government, the excess amount from refund of land use right is recorded as other payable. The land use right title transfer is expected to complete by the end of 2014. Currently the land is used by the third party.

Advance from HP segment represented payables to other subsidiaries of SmartHeat Inc.  Others represented payables for the Companies certain construction and installation projects, and miscellaneous expenses including postage, business insurance, employee benefits, project bidding fee, and medical insurance, etc. Accrued expenses mainly consisted of accrued payroll of $0.13 million, accrued welfare, interest and utility.

13. NOTES PAYABLE – BANK ACCEPTANCES

Notes payable represented the conversion of accounts payable into notes payable, which were issued by a bank. The Companies deposited a portion of the acceptance amount into the bank as collateral. The terms of the notes range from 3-6 months and bear no interest. At September 30, 2014 and December 31, 2013, the Companies deposited $0 and $1.30 million with the bank as restricted cash for the bank issuing the notes (See note 2). The restricted cash is refundable when the notes are repaid.

14. LOANS PAYABLE

Short-Term Bank Loans

The Companies were obligated for the following short-term loans as of September 30, 2014 and December 31, 2013:

	2014	2013	Subsidiary obligated
From a commercial bank in the PRC for RMB 7,200,000 entered into on February 20, 2014.The loan bore interest at 6% with maturity on February 19, 2015.	$1,170,256	$-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 11, 2014. The loan bore interest at 7.2% with maturity on August 11, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,250,711	-	Taiyu
From a commercial bank in the PRC for RMB 20,000,000 entered into on August 19, 2014. The loan bore interest at 7.2% with maturity on August 19, 2015. The loan was guaranteed by Heat Pump and SanDeKe.	3,250,711	-	Taiyu
From a commercial bank in the PRC for RMB 8,765,114 entered into on September 17, 2014. The loan bore interest at 7.2% with maturity on March 17, 2015. The loan was pledged by the Taiyu’s accounts receivable.	1,424,643	-	Taiyu
From a commercial bank in the PRC for RMB 13,344,190 entered into on September 26, 2012. The loan bore interest at 6.16% with maturity on January 18, 2014. The loan was repaid at maturity.	-	2,188,684	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 30, 2012. The loan bore interest at 7.87% with maturity on November 22, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	1,625,355	1,640,178	Siping
From a commercial bank in the PRC for RMB 40,000,000 entered into on March 11, 2013. The loan bore interest at 6.60% with maturity on March 10, 2014. The loan was guaranteed by Siping, HeatPump and management of Chinese subsidiaries. This loan was repaid at maturity.	-	6,560,711	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on May 21, 2013. The loan bore interest at 6.60% with maturity on May 20, 2014. This loan was repaid at maturity.	-	1,640,178	Taiyu
From a commercial bank in the PRC for RMB 5,000,000 entered into on August 29, 2013. The loan bore interest at 7.20% with maturity on August 29, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	Siping
From a commercial bank in the PRC for RMB 5,000,000 entered into on September 4, 2013. The loan bore interest at 7.20% with maturity on September 4, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	-	820,089	Siping
From a commercial bank in the PRC for RMB 30,000,000 entered into on August 8, 2013. The loan bore interest at 6.90% with maturity on August 7, 2014. The loan was paid in full at maturity.	-	4,920,533	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on September 18, 2013. The loan bore interest at 6.0% with maturity on September 17, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on October 11, 2013. The loan bore interest at 6.0% with maturity on October 10, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	1,609,102	1,623,776	Taiyu
From a commercial bank in the PRC for RMB 16,000,000 entered into on July 10, 2013. The loan bore interest at 6.0% with maturity on January 9, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	-	2,624,285	Taiyu
From a commercial bank in the PRC for RMB 36,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was pledged by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	5,851,280	-	Taiyu
From a commercial bank in the PRC for RMB 4,000,000 entered into on April 23, 2014. The loan bore interest at 7.2% with maturity on April 22, 2015. This loan was guaranteed by Siping, Heat Pump, SanDeKe, and two officers of the Chinese subsidiaries.	650,142	-	Taiyu
TOTAL	$18,832,200	$24,462,299

The banks sometimes require loan guarantee provided by a third party to the Companies, the third party loan guarantor was Liaoning Wugang Metal Trading Co., Ltd. (“Liaoning Wugang”), with a maximum guarantee of RMB 46 million ($7.32 million). The guarantee is for the loans entered from February 20, 2012 to August 16, 2013, with the guarantee length equal to the loan term; the guarantee service was extended for the loans entered or will be entered from September 18, 2013 to September 12, 2014 with the guarantee length equal to the loan term, the maximum guarantee amount was revised to RMB 44 million ($7.05 million).  The Companies was not required to pay any guarantee fees. However, the Companies have contracted to provide similar guarantees for up to RMB 20 million ($3.18 million) to Liaoning Guorui Commercial Trading Co., Ltd. (“Guorui”). The guarantee is for the loans entered from January 12, 2012 to January 11, 2013 with the guarantee length equal to the loan term, the Companies do not require Guorui to pay any guarantee fees.  The Companies did not extend the guarantee term for Guorui after January 11, 2013.  These arrangements are common to the banking industry in China, and there are no other relationships between the Companies and Liaoning Wugang or Guorui, both of whom were referred to the Companies by the lending bank.  As of September 30, 2014 and December 31, 2013, the Companies did not have any loan guarantees from Liaoning Wugang.

Long-Term Bank Loan

Taiyu entered into a long-term loan of $2,112,962 (RMB 13 million) with China Construction Bank on November 30, 2013 with maturity on November 29, 2015. The interest rate for the loan is variable currently at 6.46%, and to be paid on the 20th of each month. This loan is guaranteed by Taiyu’s building and land.

15. DEFERRED TAX ASSET (LIABILITY)

Deferred tax asset (liability) represented differences between the tax bases and book bases of bad debt allowance and provision of inventory impairment booked by the Companies, which was not allowed per tax purpose. As of September 30, 2014 and December 31, 2013, deferred tax asset (liability) consisted of the following:

	2014	2013
Deferred tax asset - current (bad debt allowance for accounts receivable)	$5,842,955	$7,267,745
Deferred tax asset - current (bad debt allowance for retention receivable)	331,499	-
Deferred tax asset - current (inventory allowance)	2,286,710	1,864,883
Deferred tax asset – current (allowance for other receivable)	1,956,964	1,534,723
Deferred tax asset – current (allowance for advance to supplier)	396,653	375,512
Deferred tax asset – current (reserve for warranty)	39,135	33,282
Deferred tax asset - noncurrent (impairment loss on long - lived assets)	-	3,025,845
Less: valuation allowance	(10,853,916)	(14,101,990)
Deferred tax assets, net	$-	$-

16. INCOME TAXES

Taiyu is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under the Income Tax Law that became effective January 1, 2008, new high-tech enterprises given special support by the PRC government are subject to an income tax rate of 15%. Taiyu has been classified as a high-tech enterprise since 2009 and eligible for an income tax rate of 15% through 2014.  Local PRC government reviews the high-tech status of such enterprises annually.

SmartHeat Siping and SmartHeat Energy are subject to the regular 25% PRC income tax rate.

The following table reconciles the statutory rates to the Companies’ effective tax (benefit) rate for the nine months ended September 30, 2014 and 2013:

	2014	2013
PRC statutory benefit rates	(25.0)%	(25.0)%
Effect of tax holiday	7.2%	5.5%
Valuation allowance	17.8%	19.6%
Tax expense per financial statements	-%	0.1%

The following table reconciles the statutory rates to the Companies’ effective tax (benefit) rate for the three months ended September 30, 2014 and 2013:

	2014	2013
PRC statutory tax (benefit) rates	(25.0)%	(25.0)%
Effect of tax holiday	6.1%	10.0%
Valuation allowance	18.9%	15.2%
Tax expense per financial statements	-%	0.2%

17. STATUTORY RESERVES AND RESTRICTED NET ASSETS

Relevant PRC statutory laws and regulations permit payments of dividends by the Companies to foreign holding company only out of the subsidiary’s retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Companies.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide certain statutory reserves, which are appropriated from net profit as reported in the FIE’s PRC statutory accounts. An FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital based on the FIE’s PRC statutory accounts. Appropriations to other funds are at the discretion of the board of directors for all FIEs. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, shareholders of an FIE are required to contribute capital to satisfy the registered capital requirement of the FIE. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless otherwise approved by the State Administration of Foreign Exchange. Taiyu, SmartHeat Siping, and Ruicheng were established as FIEs and therefore are subject to the above-mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide surplus reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. SmartHeat Energy was established as domestic enterprises and therefore is subject to the above-mentioned restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Companies are restricted in their ability to transfer a portion of their net assets to the foreign holding company as a dividend.

18. COMMITMENTS

Lease Agreements

The Companies leased offices for its sales representative in several different cities under various one-year, non-cancellable and renewable operating lease agreements. Rental expense for the nine months ended September 30, 2014 and 2013, was $157,493and $203,337, respectively. Rental expense for the three months ended September 30, 2014 and 2013, was $46,892 and $56,725, respectively.

19. CONTINGENCIES

The Companies’ operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments in China and foreign currency exchange. The Companies results may be adversely affected by changes in PRC government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation, among other things.

The Companies’ sales, purchases and expense transactions in China are denominated in RMB and all of the Companies’ assets and liabilities in China are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current PRC law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

20. SUBSEQUENT EVENT

On November 28, 2014, SmartHeat entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between SmartHeat and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of SmartHeat’s equity interests in the Companies. The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its shareholders and (ii) receipt by the BOD of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be delivered at the closing which will provide, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

The Companies presently intends to continue to seek competing bids to the Amended EIPA.  There is no assurance that any competing bid may be found or that a definitive agreement will be negotiated with such party.

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED BALANCE SHEETS
(UNAUDITED)

	December 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS
Cash & equivalents	$9,283,788	$14,291,095
Restricted cash	2,345,258	892,904
Accounts receivable, net	14,822,112	32,536,975
Retentions receivable	4,141,585	3,655,246
Advances to suppliers, net	4,848,270	669,993
Other receivables (net), prepayments and deposits	26,344,942	27,062,518
Inventories, net	48,787,876	51,066,467
Taxes receivable	968,124	-
Notes receivable - bank acceptances	2,529,954	2,192,810

Total current assets	114,071,909	132,368,008

NONCURRENT ASSETS
Restricted cash	123,398	-
Retentions receivable	-	421,731
Advance to supplier for equipment	-	1,744,056
Construction in progress	-	1,298,841
Property and equipment, net	-	8,981,251
Intangible assets, net	10,320,173	14,076,547

Total noncurrent assets	10,443,571	26,522,426

TOTAL ASSETS	$124,515,480	$158,890,434

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,474,235	$8,202,196
Advance from customers	1,875,894	4,583,158
Taxes payable	130,379	729,138
Accrued liabilities and other payables	30,938,077	18,036,278
Notes payable - bank acceptances	2,590,025	736,698
Loans payable	24,462,299	26,155,437

Total current liabilities	67,470,909	58,442,905

LONG-TERM LOAN	2,132,231	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Paid-in capital	59,341,363	77,340,955
Statutory reserve	4,608,375	4,615,331
Accumulated other comprehensive income	7,517,274	9,985,797
Retained earning (accumulated deficit)	(38,647,146)	7,703,059

Total Company stockholders' equity	32,819,866	99,645,142

NONCONTROLLING INTEREST	22,092,474	802,387

TOTAL EQUITY	54,912,340	100,447,529

TOTAL LIABILITIES AND EQUITY	$124,515,480	$158,890,434

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	YEARS ENDED DECEMBER 31,
	2013	2012

Net sales	$38,915,416	$39,877,236
Cost of goods sold	35,659,348	24,603,587

Gross profit	3,256,068	15,273,649

Operating expenses
Selling	5,084,636	7,704,390
General and administrative	5,582,360	5,985,893
Long-lived assets impairment	13,730,849	-
Provision for bad debts	24,638,062	18,499,039
Provision for advance to supplier	(682,973)	2,216,156

Total operating expenses	48,352,934	34,405,478

Loss from operations	(45,096,866)	(19,131,829)

Non-operating income (expenses)
Interest income	79,704	190,574
Interest expense	(1,758,210)	(1,644,001)
Financial expense	(73,567)	(20,259)
Foreign exchange transaction gain (loss)	(9,478)	5,069
Other income, net	470,730	1,298,210

Total non-operating expenses, net	(1,290,821)	(170,407)

Loss before income tax	(46,387,687)	(19,302,236)
Income tax expense	26,725	585,892

Net loss before noncontrolling interest	(46,414,412)	(19,888,128)
Less: Loss attributable to noncontrolling interest	(5,798,050)	(737)

Net loss to SmartHeat Inc. - disposed entities	(40,616,362)	(19,887,391)

Other comprehensive item
Foreign currency translation gain (loss) attributable to SmartHeat Inc. - disposed entities	(2,427,319)	442,960

Foreign currency translation gain attributable to noncontrolling interest of disposed entities	18,939	1,960

Comprehensive loss attributable to SmartHeat Inc. - disposed entities	$(43,043,681)	$(19,444,431)

Comprehensive income (loss) attributable to noncontrolling interest of disposed entities	$(5,779,111)	$1,223

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	YEARS ENDED DECEMBER 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss including noncontrolling interest	$(46,414,412)	$(19,888,128)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Depreciation and amortization	1,458,014	1,452,929
Long-lived assets impairment	13,730,849	-
Provision for bad debts	24,638,062	18,499,039
Provision for inventory impairment	5,934,938	208,159
Provision for advance to suppliers	(682,973)	2,216,156
Loss on disposal of fixed assets	19,133	-
Unearned interest on accounts receivable	26,755	(45,244)
(Increase) decrease in assets and liabilities:
Accounts receivable	(898,871)	(2,921,154)
Retentions receivable	60,346	5,543
Advances to suppliers	(1,645,706)	10,623,901
Other receivables, prepayments and deposits	(4,461,236)	(7,681,929)
Inventories	(2,271,248)	(6,512,366)
Accounts payable	1,156,897	(4,729,599)
Advance from customers	(2,795,259)	1,127,240
Taxes payable	(1,520,422)	(286,567)
Accrued liabilities and other payables	11,447,934	260,830

Net cash used in operating activities	(2,217,199)	(7,671,190)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(1,518,908)	1,776,838
Acquisition of property & equipment	(589,621)	(723,046)
Cash paid for construction in progress	(1,851)	(771,370)
Cash disposed from equity interest sale	(399,241)	-
Notes receivable	(264,229)	(666,355)

Net cash used in investing activities	(2,773,850)	(383,933)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	24,483,311	22,400,000
Repayment on bank loans	(24,846,320)	(9,029,703)
Notes payable	-	(2,538,661)
Capital contribution	-	1,700,050

Net cash (used in) provided by financing activities	(363,009)	12,531,686

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	346,751	44,329

NET (DECREASE) INCREASE IN CASH & EQUIVALENTS	(5,007,307)	4,520,892

CASH & EQUIVALENTS, BEGINNING OF YEAR	14,291,095	9,770,203

CASH & EQUIVALENTS, END OF YEAR	$9,283,788	$14,291,095

Supplemental cash flow data:
Income tax paid	$720,001	$325,309
Interest paid	$1,663,459	$1,644,001

SMARTHEAT TAIYU (SHENGYANG) ENERGY TECHNOLOGY CO., LTD
SMARTHEAT SIPING BEIFANG ENERGY TECHNOLOGY CO., LTD
SMARTHEAT (SHENGYANG) ENERGY EQUIPMENT CO., LTD
NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2013 AND 2012 (UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

SmartHeat Taiyu (Shenyang) Energy Technology Co., Ltd. (“Taiyu”), is engaged in the design, manufacture, sale and servicing of plate heat exchange (“PHE”) products in China, Taiyu merged with SmartHeat Inc. (“SmartHeat”) on April 14, 2008. SmartHeat Siping Beifang Energy Technology Co., Ltd. (“SmartHeat Siping”), was incorporated on June 12, 2009 by SmartHeat, and is engaged in manufacture of PHEs. SmartHeat (Shenyang) Energy Equipment Co., Ltd. (“SmartHeat Energy”), was incorporated on April 12, 2010 by one of SmartHeat’s subsidiary - SmartHeat (China) Investment Co., Ltd. (“SmartHeat Investment”), and is engaged in research, development, manufacturing and sales of energy products. Hohhot Ruicheng Technology Co., Ltd. (“Ruicheng”), is a joint venture with 51% invested by SmartHeat on January 7, 2011, and is engaged in the design and manufacture of heat meters. Urumchi XinRui Technology Limited Liability Company (“XinRui”), is a joint venture with 46% invested by SmartHeat in April 2012, and is engaged in research and development, production and selling of heat meters and automatic control of heat supply network (collectively, the “Companies”).

On August 23, 2013, SmartHeat formed two new wholly-owned subsidiaries in the State of Nevada, Heat HP Inc., and HEAT PHE Inc.  On August 23, 2013, SmartHeat Inc., the Companies United States parent company entered into Assignment Agreements with Heat HP Inc. and Heat PHE Inc., respectively. Under the Assignment Agreements, SmartHeat agreed to transfer 100% of its right, title and interest in certain subsidiaries to Heat HP Inc. and Heat PHE Inc. The reorganization was performed so SmartHeat’s subsidiaries would be organized along their respective operating segments with Heat HP holding those subsidiaries that operated in the heat pumps and related products segment and Heat PHE holding those subsidiaries that operated in the plate heating equipment, meters and related products segment.

After the assignment and prior to the 40% equity interest sale of Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui on December 30, 2013, Heat PHE Inc., owned 100% of Taiyu, SmartHeat Siping, SmartHeat Energy and 51% of Hohot Ruicheng, and SmartHeat owned 46% of XinRui.

On December 30, 2013, SmartHeat closed the transaction contemplated by the Equity Interest Purchase Agreement (“EIPA”) dated October 10, 2013, whereby the buyers purchased 40% of the equity interests in Taiyu, SmartHeat Siping, SmartHeat Energy, Ruicheng and XinRui. The purchase price was RMB 5,000,000.

On November 28, 2014, SmartHeat entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between SmartHeat and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of SmartHeat’s equity interests in the Companies effective as of December 31, 2014 (the “Closing Date”). The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014 subject to termination provisions as set forth in EIPA. The transaction resulted in an expected a loss of $42.31 million from the 100% equity interest sale of the sold entities consisting of a $50.15 million loss on sale resulting from the difference of the total selling price and the net assets of sold entities, netted off with the $7.84 million the forgiveness of all net indebtedness owing to the sold entities by SmartHeat and each of its other subsidiaries.

The effectiveness of the transaction is subject to the following conditions: (i) approval of SmartHeat’s shareholders and (ii) receipt by the Board of Directors (“BOD” or the “Board”) of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be delivered at the closing which will provide, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

The buyers consist of a group of 25 natural persons, all of whom are P.R.C. citizens, including Wen Sha, Jun Wang and Xudong Wang, managers of the SmartHeat’s subsidiaries engaged in the PHE segment of its business, and Huajuan Ai and Yingkai Wang, the SmartHeat’s Corporate Secretary and Acting Chief Accountant, respectively.  Huajuan Ai, Wen Sha, Jun Wang and Xudong Wang are also principals in Northtech Holdings Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the Companies consolidated and combined financial position as of December 31, 2013 and 2012, its consolidated and combined results of operations and cash flows for the years ended December 31, 2013 and 2012, as applicable, were made.

Principles of Consolidation

The accompanying unaudited consolidated and combined financial statements include the accounts of Taiyu, SmartHeat Siping, and SmartHeat Shenyang Energy as of December 31, 2013; and included accounts of Taiyu, SmartHeat Siping,  SmartHeat Shenyang Energy and Ruicheng (51% owned) as of December 31, 2012, which are collectively referred to as the “Companies.” All significant intercompany accounts and transactions were eliminated in consolidation.

Noncontrolling Interest

The Companies follow Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, “Consolidation,” which established new standards governing the accounting for and reporting of noncontrolling interests (“NCIs”) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs, previously referred to as minority interests, be treated as a separate component of equity, not as a liability, as was previously the case, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than as step acquisitions or dilution gains or losses and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. Losses attributable to the NCI in a subsidiary may exceed the NCI’s interests in the subsidiary’s equity. The excess attributable to the NCI is attributed to those interests. The NCI shall continue to be attributed its share of losses even if that attribution results in a deficit NCI balance.

As of December 31, 2012, the Companies’ noncontrolling interest consisted of 49% of Ruicheng.  After the sale of 40% equity interest of Taiyu, Siping, SmartHeat Energy, Ruicheng and Xinrui on December 30, 2013, the Companies’ noncontrolling interest consisted of 40% of Taiyu, Siping and SmartHeat Energy since then.  For accounting purposes net loss of Taiyu, Siping, SmartHeat Energy were not allocated to noncontrolling interest between December 30, 2013 and December 31, 2013, as the change in ownership interest may not change financial results materially between December 30, 2013 and December 31, 2013.  However, the Companies performed long-lived assets impairment test for Taiyu, Siping, Shengyang Energy on December 31, 2013, and recognized $13.73 million impairment loss out of which $5.49 million allocated to noncontrolling interest on December 31, 2013.

Use of Estimates

In preparing the financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates, required by management, include the recoverability of long-lived assets, allowance for doubtful accounts and the reserve for obsolete and slow-moving inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2013 and 2012, the Companies maintained restricted cash deposit in several bank accounts for the purposes described below.

	2013	2012
	(In millions)
Support of performance guarantee	$1.04	$0.52
Support of bank acceptance	1.30	0.37
Support of letter of credit	0.01	-
Total restricted cash - current	$2.35	$0.89
Performance guarantee -- noncurrent	$0.12	$-

Accounts and Retentions Receivable

The Companies maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Companies had allowances of $46.42 million and $26.72 million at December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, the Companies had retentions receivable from customers for product quality assurance of $4.14 and $4.08 million, respectively. The retention rate varies from 5% to 20% of the sales price with variable terms from 3 to 24 months depending on the shipping date, and for PHE Units, the customer acceptance date, of the products and the number of heating seasons that the warranty period covers. The Companies had allowances of $0 at December 31, 2013 and 2012.

Accounts receivable is net of unearned interest which is imputed interest on accounts receivable with due dates over 1 year from the invoice date discounted at the Companies’ borrowing rate of 6.15% at December 31, 2012. The Companies did not record additional unearned interest after December 31, 2012 due to no long-term accounts receivable.

As of December 31, 2013, the Companies had accounts receivable of $3.45 million from the remaining subsidiaries of SmartHeat and accounts payable of $1.55 million to the remaining subsidiaries of SmartHeat.

Bad Debt Allowance

The Companies record approximately 50% of accounts receivable aged over 180 days from the payment due date and 100% accounts receivable aged over 360 days from the payment due date as bad debt allowance.  Management of the Companies further analyzes each individual customer for which it was taken a bad debt allowance to further assess the likelihood of collectability.  Customers which are either state-owned or have a history of support from the state, or larger companies with long operating histories, that management of the Companies believe the chance of non-payment will be remote, are excluded for the purpose of calculating bad debt allowance.

Advance to Suppliers

The Companies make advances to certain vendors to purchase raw material and equipment for production. The advances are interest-free and unsecured.

Inventories

Inventories are valued at the lower of cost or market, with cost determined on a moving weighted-average basis. The difference is recorded as a cost of goods sold, if the current market value is lower than their historical cost.  In addition, the Companies make an inventory impairment provision analysis at each period end for inventory held over 360 days. Cost of work in progress and finished goods comprises direct material, direct labor and an allocated portion of production overheads.

Certain raw materials, such as stainless steel products, plates, shims, gaskets, and pump valves, require longer than normal procurement periods, or “lead times,” with some procurement periods running longer than six months. To guarantee availability of raw materials for production and sales, the Companies, based on historical sale patterns, estimate and purchase material for the upcoming period.

As part of inventory impairment analysis, the Companies perform an evaluation of raw materials stored over one year and not anticipated to be consumed, and an evaluation of potential impairment to the quality of these raw materials. If management anticipates that obsolete raw materials in inventory can be utilized and will be consumed within the next six months through new customer orders or substitute orders, no impairment is recorded. The Companies collect information about delayed and canceled contracts and met with affected customers to discuss their financing situation and their projections of future orders. Finished goods manufactured for delayed and canceled contracts that the Companies do not expect to be reinstated and contracts for which the Companies have been unable to find substitute customers become impaired.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives as follows:

Buildings	20 years
Vehicles	5 years
Office equipment	5 years
Production equipment	5-10 years

Land Use Rights

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include tangible assets, such as property, plant and equipment, goodwill and other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized based on the excess of the carrying amount over the fair value (“FV”) of the assets. FV generally is determined using the asset’s expected future discounted cash flows or market value, if readily determinable. The Companies evaluates intangible assets with indefinite lives for impairment annually using a two-step approach (codified in FASB ASC Topic 350).

On December 30, 2013, SmartHeat closed the transaction contemplated by the EIPA dated October 10, 2013, whereby the buyers purchased 40% of SmartHeat’s equity interests in Taiyu, Siping, SmartHeat Energy, Ruicheng and XinRui for the purchase price of RMB 5,000,000 ($0.82 million) (See Note 1). The buyers had the option to purchase remaining 60% equity interest in the Companies for an additional purchase price of RMB 8.5 million.

According to ASC 360-10-35, a long-lived asset (asset group) shall be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Companies believed the following events or changes in circumstances indicated the carrying amount of their long-lived assets (asset group) may not be recoverable: 1) a current expectation that, more likely than not, a long-lived assets (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life, and 2) A significant decrease in the market price of a long-lived asset (asset group). Since SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), a significant decrease in the market price, before the end of its previously estimated useful life for their long-lived assets, the Companies therefore performed assets recoverability testing by comparing the assets estimated future undiscounted cash flows with their carrying value, and concluded the long-lived assets were not recoverable as a result of future cash flows are less than the carrying amount.  The Companies further calculated the impairment loss amount by determining the fair value for the long-lived asset group and recorded a write-down (loss) for the difference between their carrying value and their fair value.  Fair value is an asset’s purchase or sale price in a current transaction between willing parties. The best evidence of fair value is prices quoted in active markets, although SmartHeat has the option to sell 100% ownership in Companies for RMB 13.5 million ($2.21 million), the market prices are not available for many long-lived assets such as equipment, the Companies therefore used discounted cash flow method for estimating fair value of long-lived assets which are acceptable under ASC 360-10.

Based on the evaluation, the Companies believed, as of December 31, 2013, the long-lived assets of Companies including construction in progress, property and equipment, and intangible assets were impaired for $13.73 million.

Warranties

The Companies offer to all customers standard warranties on its products for one or two heating seasons depending on the terms negotiated. The Companies accrue for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Companies’ selling expenses and other payables respectively, and is recorded when revenue is recognized. Factors that affect the Companies’ warranty liability include the number of units sold, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Companies periodically assess the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Activity in the Companies’ warranty reserve from January 1, 2012, to December 31, 2013, is as follows:

	2013	2012
Beginning balance	$282,739	$282,739
Provisions	301,920	271,968
Actual costs incurred	(265,813)	(271,968)
Ending balance in current liabilities (Note 12)	$318,846	$282,739

Research and Development Costs

Research and development (“R&D”) costs are expensed as incurred and included in general and administrative expenses. These costs primarily consist of cost of materials used, salaries paid for the Companies’ development department and fees paid to third parties. R&D costs for the years ended December 31, 2013 and 2012, were $1,424,438 and $1,501,953, respectively.

Revenue Recognition

The Companies’ revenue recognition policies comply with SEC Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Sales revenue is recognized when PHEs are delivered, and for PHE Units when customer acceptance occurs, the price is fixed or determinable, no other significant obligations of the Companies exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition met are recorded as unearned revenue under “Advance from customers.”

The Companies’ sales generally provide for 30% of the purchase price on placement of an order, 30% on delivery, 30% upon installation and acceptance of the equipment after customer testing and 10% no later than the termination of the standard warranty period, which ranges from 3 to 24 months from the acceptance date.

Due to the slowdown of the Chinese economy and tightened monetary policy, and to attract and retain customers, the Companies’ subsidiaries adjusted their contract and payment terms to permit more flexible and longer payment terms.

Sales revenue is the invoiced value of goods, net of value-added tax (“VAT”). All of the Companies’ products sold in the PRC are subject to a VAT of 17% of gross sales price. This VAT may be offset by the VAT paid by the Companies on raw materials and other materials purchased in China and included in the cost of producing the Companies’ finished product. The Companies recorded VAT payable and VAT receivable net of payments in the financial statements. The Companies file VAT tax returns on line with PRC tax authorities and offsets the payables against the receivables.

Sales and purchases are recorded net of VAT collected and paid as the Companies act as an agent for the government. VAT taxes are not affected by the income tax holiday.

Sales returns and allowances were $0 for the years ended December 31, 2013 and 2012. The Companies do not provide a right of return, price protection or any other concessions to its customers.

The Companies provide a standard warranty to all customers, which is not considered an additional service; rather, an integral part of the product’s sale. The Companies believe the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 (codified in FASB ASC Topic 605-25) separation and allocation model for a multiple deliverable arrangement. SFAS 5 (codified in FASB ASC Topic 450) specifically addresses the accounting for standard warranties and neither SAB 104 nor EITF 00-21 supersedes SFAS 5. The Companies believe that accounting for its standard warranty pursuant to SFAS 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

The Companies charge for after-sales services provided after the expiration of the warranty period, with after-sales services mainly consisting of cleaning PHEs and repairing and exchanging parts. The Companies recognize such revenue when the service is provided. For the years ended December 31, 2013 and 2012, revenue from after-sales services after the expiration of the warranty period was $23,336 and $233,029, respectively, which was recorded in other income.

Cost of Goods Sold

Cost of goods sold (“COGS”) consists primarily of material costs and direct labor and manufacturing overhead that are directly attributable to the products. Write-down of inventories to the lower of cost or market is also recorded in COGS.  The Companies also record inventory reserve for inventories aging over 360 days to COGS.

Advance from Customers

The Companies record payments received from customers in advance of their orders to advance account. These orders normally are delivered within a reasonable period of time based upon contract terms and customer demand.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Companies’ operations are calculated based upon the local currencies. As a result, amounts shown on the statement of cash flows may not necessarily agree with changes in the corresponding asset and liability on the balance sheet.

Foreign Currency Translation and Comprehensive Income (Loss)

The accounts of the Companies were translated into USD in accordance with SFAS No. 52, “Foreign Currency Translation” (codified in FASB ASC Topic 830). According to SFAS No. 52, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholders’ equity was translated at the historical rates and statement of operations items were translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income” (codified in FASB ASC Topic 220).

The RMB to USD exchange rates in effect as of December 31, 2013 and 2012, and the average exchange rates for the years ended December, 2013 and 2012 are as following.  The exchange rates used in translation from RMB to USD were published by State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”).

	Average Exchange Rate		Balance Sheet Date
	For the Year Ended		Exchange Rate
	12/31/13	12/31/12	12/31/13	12/31/12
RMB - USD	6.2142	6.3125	6.0969	6.2855

New Accounting Pronouncements

In January 2014, FASB issued, Accounting Standards Update 2014-01, Investments—Equity Method and Joint Ventures (Topic 323), Accounting for Investments in Qualified Affordable Housing Projects. The objective of this Update is to provide guidance on accounting for investments by a reporting entity in flow-through limited liability entities that manage or invest in affordable housing projects that qualify for the low-income housing tax credit. The amendments in this Update permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. The amendments in this Update should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this Update are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014.  The adoption of this ASU will not affect the Companies’ financial statements.

In January 2014, FASB issued, Accounting Standards Update 2014-05, Service Concession Arrangements (Topic 853). The objective of this Update is to specify that an operating entity should not account for a service concession arrangement within the scope of this Update as a lease in accordance with Topic 840, Leases. Service concession arrangements may become more prevalent in the United States as public-sector entities seek alternative ways to provide public services on a more efficient and cost-effective basis. The amendments apply to an operating entity of a service concession arrangement entered into with a public-sector entity grantor when the arrangement meets certain conditions. The amendments in this Update should be applied on a modified retrospective basis to service concession arrangements that exist at the beginning of an entity’s fiscal year of adoption. The modified retrospective approach requires the cumulative effect of applying this Update to arrangements existing at the beginning of the period of adoption to be recognized as an adjustment to the opening retained earnings balance for the annual period of adoption. The amendments are effective for a public business entity for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The adoption of this ASU will not affect the Companies’ financial statements.

3. INVENTORIES

Inventories at December 31, 2013 and 2012, were as follows:

	2013	2012
Raw materials	$41,378,896	$32,754,840
Work in process	6,216,166	9,303,262
Finished goods	10,684,380	12,999,188
Total	58,279,442	55,057,290
Inventory allowance	(9,491,566)	(3,990,823)
Inventories, net	$48,787,876	$51,066,467

4. NOTES RECEIVABLE – BANK ACCEPTANCES

The Companies sold goods to its customers and received commercial notes (bank acceptance) from them in lieu of payments for accounts receivable. The Companies discounted the commercial notes with the bank or endorsed the commercial notes to vendors for payment of their own obligations or to get cash from third parties. Most of the commercial notes have a maturity of less than six months. As of December 31, 2013, the Companies were contingently liable for the notes endorsed to vendors of $1.37 million.

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2013 and 2012:

	2013	2012
Buildings	$4,980,184	$4,830,751
Production equipment	6,593,287	6,034,488
Office equipment	918,728	921,933
Vehicles	693,210	692,965
Total	13,185,409	12,480,137
Less: accumulated depreciation	(4,638,369)	(3,498,886)
Less: Impairment	(8,547,040)	-
Property & equipment, net	$-	$8,981,251

Depreciation for the years ended December 31, 2013 and 2012 was $1,057,000 and $1,036,000, respectively.

6. OTHER RECEIVABLES, PREPAYMENTS AND DEPOSITS

Other receivables, prepayments and deposits consisted of the following at December 31, 2013 and 2012, respectively:

	2013	2012
Advance to third parties	$10,059,572	$4,813,659
Deposit for public bids of sales contracts	704,175	1,375,101
Prepayment for freight, insurance, advertisement and consulting expenses	17,446	183,099
Other deposits	51,724	82,929
Advance to employees	588,114	701,553
Advance to HP segment	21,900,731	20,840,202
Others	580,681	342,120
Total	33,902,443	28,338,663
Less: bad debt allowance	(7,557,501)	(1,276,145)
Other receivables (net), prepayments & deposits	$26,344,942	$27,062,518

Advance to third parties were short-term unsecured advances to unrelated parties with payment usually due within a year and includes an advance to Siping Beifang of RMB 22.13 million ($3.63 million) that is non-interest bearing and with due date extended to the end of  2014.

Deposits for public bidding represented the deposits for bidding on expected contracts, which will be returned to the Companies after the bidding process is completed, usually within three to four months from the payment date. Prepayment for freight, related insurance expenses and advertisement represented prepaid shipping and freight insurance expenses for customers and is generally repaid upon customer receipt of products and prepaid advertising expense.

Other deposits mainly consisted of deposits for rents, payroll expense and utilities. Advance to employees represented short-term loans to employees and advances for business trips and related expenses. Advance to HP segment represented receivables from other subsidiaries of SmartHeat Inc, including $14.44 million receivable from Heat HP, Inc. for transferring the 98.8% ownership of SmartHeat (Shenyang) Heat Pump Technology Co., Ltd. (“SmartHeat Pump”) by Taiyu to Heat HP Inc., the transfer is not completed as of this report date.  Other receivables (consisting of advance to third parties and employees, deposit for public bids and others), prepayments and deposits are reimbursed or settled within 12 months.

7. INTANGIBLE ASSETS

Intangible assets consisted mainly of land use rights, trademarks, computer software, know-how technology, customer lists and covenants not to compete. All land in the PRC is government-owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Taiyu acquired land use rights during 2005 for RMB 3,549,682 ($0.44 million). In June 2009, SmartHeat Siping acquired land use rights for $3.1 million from SipingBeifang. In November 2010, SmartHeat Energy, acquired land use rights for $10.10 million. The Companies have the right to use the land for 50 years and is amortizing such rights on a straight-line basis for 50 years.

SmartHeat Energy later cancelled the purchase of the land use right due to the adjustments of the overall development plan of the area by the local authority. On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right would be returned to SmartHeat Energy in installments within five days from the effective date of the official agreement.  SmartHeat Energy will make the ownership change of the land use right upon receiving the refund from the local authority. SmartHeat Energy received total amount of $14.89 million (RMB 91.62 million) as of September 30, 2014 and is in the process of title transfer, which is expected to complete by the end of 2014. Currently the land is used by the third party.

Intangible assets consisted of the following at December 31, 2013 and 2012, respectively:

	Estimated Useful Life (In years)	2013	2012
Land use rights	50	$15,167,552	$14,712,441
Software	5	510,594	477,173
Total		15,678,146	15,189,614
Less: accumulated amortization		(1,515,069)	(1,113,067)
Less: impairment		(3,842,904)	-
Intangible assets, net		$10,320,173	$14,076,547

Amortization of intangible assets for the years ended December 31, 2013 and 2012, was $363,084 and $372,523, respectively. Annual amortization for the next five years from December 31, 2013, is expected to be $108,100 for 2014 and $0 thereafter due to fully amortization of certain intangible assets, impairment of the land use rights of Taiyu and Siping, and return of land use right of SmartHeat Energy to the government.

8. CONSTRUCTION IN PROGRESS

The construction in progress at December 31, 2013 was fully impaired as described in Note 2 “Impairment of Long-Lived Assets”.

9. MAJOR CUSTOMERS AND VENDORS

One customer accounted for 12% of total sales for the year ended December 31, 2013.  At December 31, 2013, total receivable from the customer was $1,286,257.

For the year ended December 31, 2012, no customers accounted for more than 10% of the Companies’ total sales.

For the years ended December 31, 2013, one vendor accounted for 11% of the Companies’ total purchases. At December 31, 2013, total payable to the vendor was $0.

For the year ended December 31, 2012, no vendors accounted for more than 10% of the Companies’ total purchases.

10. TAXES RECEIVABLE

Taxes receivable consisted of the following at December 31, 2013 and 2012:

	2013	2012
Income	$180,764	$-
Value-added	781,216	-
Other	6,144	-
Total	$968,124	$-

11. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2013 and 2012:

	2013	2012
Income	$-	$505,643
Value-added	99,456	62,425
Other	30,923	161,070
Total	$130,379	$729,138

12. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following at December 31, 2013 and 2012:

	2013	2012
Advance from third parties	$3,262,314	$-
Payable to Siping Beifang	2,306,184	1,947,808
Deposit from customer	2,988,240	-
Refund of land use right purchased	4,627,270	-
Others	539,728	512,935
Warranty reserve (See Note 2)	318,846	282,739
Accrued expenses	507,196	345,194
Advance from HP segment	16,388,299	14,947,602
Total	$30,938,077	$18,036,278

Advances from third parties were short-term, non-interest-bearing advances from third parties due on demand.  Payable to Siping Beifang represented loans to them without interest and payable upon demand.  Deposit from customer represented advance payment from a customer for SmartHeat Siping to execute the sales order; however, the customer wanted to cancel the order after SmartHeat Siping commenced manufacturing and the SmartHeat Siping refused to return the deposit claiming breach of the contract by the customer. The dispute was filed with the court and is currently docketed for trial.

Refund of land use right previously purchased represented the partial refund received for the land use right SmartHeat Energy purchased in November 2010. SmartHeat Energy later cancelled the purchase due to the adjustments of the overall development plan of the area by the local authority. The local government agreed to the cancellation and refunded SmartHeat Energy $4.63 million as of December 31, 2013, and was committed to refund SmartHeat Energy the remaining purchase price.  On May 21, 2014, SmartHeat Energy and Shenyang City Development and Land Resource Bureau Economy and Technology Development Office entered into an official agreement, whereby full purchase price of the land use right would be returned to SmartHeat Energy in installments within 5 days from the effective date of the official agreement.   SmartHeat Energy received accumulated amount of $14.89 million (RMB 91.62 million) as of September 30, 2014, of which, $4.79 million received in excess of the amount paid to acquire land use right. The local government has not yet made qualitative determination about the excess amount and until such time SmartHeat Energy receives further information, the excess amount was recorded as other payable. The land use right title transfer is expected to complete by the end of 2014. Currently the land is used by the third party.

Advance from HP segment represented payables to other subsidiaries of SmartHeat Inc.  Others represented payables for the Companies certain construction and installation projects, and miscellaneous expenses including postage, business insurance, employee benefits, project bidding fee, and medical insurance, etc. Accrued expenses mainly consisted of accrued payroll of $0.31 million, accrued welfare, interest and utility.

13. NOTES PAYABLE – BANK ACCEPTANCES

Notes payable represented the conversion of accounts payable into notes payable, which were issued by a bank. The Companies deposited a portion of the acceptance amount into the bank as collateral. The terms of the notes range from 3-6 months and bear no interest. At December 31, 2013 and 2012, the Companies deposited $1.30 million and $0.37 million with the bank as restricted cash for the bank issuing the notes (See note 2). The restricted cash is refundable when the notes are repaid.

14. LOANS PAYABLE

Short-Term Bank Loans

The Companies were obligated for the following short-term loans as of December 31, 2013 and 2012:

	2013	2012	Subsidiary obligated
From a commercial bank in the PRC for RMB 50,000,000 entered into on February 17, 2012.The loan bore interest at 7.872% with maturity on January 16, 2013. The loan was repaid at maturity.	-	7,954,817	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on July 12, 2012. The loan bore interest at 7.87% with maturity on July 11, 2013. The loan was repaid at maturity.	-	1,590,963	Siping
From a commercial bank in the PRC for RMB 10,000,000 entered into on August 23, 2012. The loan bore interest at 6.30% with maturity on August 22, 2013. The loan was guaranteed by a third party. The loan was repaid at maturity.	-	1,590,963	Taiyu
From a commercial bank in the PRC for RMB 9,000,000 entered into on September 7, 2012. The loan bore interest at 6.3% with maturity on September 6, 2013. The loan was guaranteed by a third party. The loan was repaid at maturity.	-	1,431,867	Taiyu
From a commercial bank in the PRC for RMB 8,000,000 entered into on September 13, 2012. The loan bore interest at 6.3% with maturity on September 12, 2013. The loan was guaranteed by a third party. The loan was repaid at maturity.	-	1,272,771	Taiyu
From a commercial bank in the PRC for RMB 30,000,000 entered into on August 21, 2012. The loan bore interest at 6.6% with maturity on August 20, 2013. The loan was repaid at maturity.	-	4,772,890	Taiyu
From a commercial bank in the PRC for RMB 9,600,000 entered into on September 13, 2012. The loan bore interest at 6.6% with maturity on March 3, 2013. This loan was guaranteed by accounts receivable. The loan was repaid at maturity.	-	1,527,325	Taiyu
From a commercial bank in the PRC for RMB 13,000,000 entered into on December 12, 2011. The loan bore interest at 6.65% with maturity on October 26, 2013. This loan was pledged with Taiyu’s building and land. This loan was repaid at maturity.	-	2,068,252	Taiyu
From a commercial bank in the PRC for RMB 13,344,190 entered into on June 26, 2012. The loan bore interest at 6.16% with maturity on January 18, 2014. The loan was repaid at maturity.	2,188,684	2,354,626	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on November 30, 2012. The loan bore interest at 7.87% with maturity on November 22, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	1,640,178	1,590,963	Siping
From a commercial bank in the PRC for RMB 40,000,000 entered into on March 11, 2013. The loan bore interest at 6.60% with maturity on March 10, 2014. The loan was guaranteed by Siping, HeatPump and management of Chinese subsidiaries. This loan was repaid at maturity.	6,560,711	-	Taiyu
From a commercial bank in the PRC for RMB 10,000,000 entered into on May 21, 2013. The loan bore interest at 6.60% with maturity on May 20, 2014. This loan was repaid at maturity.	1,640,178	-	Taiyu
From a commercial bank in the PRC for RMB 5,000,000 entered into on August 29, 2013. The loan bore interest at 7.20% with maturity on August 29, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	820,089	-	Siping
From a commercial bank in the PRC for RMB 5,000,000 entered into on September 4, 2013. The loan bore interest at 7.20% with maturity on September 4, 2014. The loan was guaranteed by Taiyu. This loan was repaid at maturity.	820,089	-	Siping
From a commercial bank in the PRC for RMB 30,000,000 entered into on August 8, 2013. The loan bore interest at 6.90% with maturity on August 7, 2014. This loan was repaid at maturity.	4,920,533	-	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on September 18, 2013. The loan bore interest at 6.0% with maturity on September 17, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	1,623,776	-	Taiyu
From a commercial bank in the PRC for RMB 9,900,000 entered into on October 11, 2013. The loan bore interest at 6.0% with maturity on October 10, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	1,623,776	-	Taiyu
From a commercial bank in the PRC for RMB 16,000,000 entered into on July 10, 2013. The loan bore interest at 6.0% with maturity on January 9, 2014. This loan was pledged by Taiyu’s accounts receivable. This loan was repaid at maturity.	2,624,285	-	Taiyu
TOTAL	$24,462,299	$26,155,437

The banks sometimes require loan guarantee provided by a third party to the Companies, the third party loan guarantor was Liaoning Wugang Metal Trading Co., Ltd. (“Liaoning Wugang”), with a maximum guarantee of RMB 46 million ($7.32 million). The guarantee is for the loans entered from February 20, 2012 to August 16, 2013, with the guarantee length equal to the loan term; the guarantee service was extended for the loans entered or will be entered from September 18, 2013 to September 12, 2014 with the guarantee length equal to the loan term, the maximum guarantee amount was revised to RMB 44 million ($7.05 million).  The Companies were not required to pay any guarantee fees. However, the Companies have contracted to provide similar guarantees for up to RMB 20 million ($3.18 million) to Liaoning Guorui Commercial Trading Co., Ltd. (“Guorui”). The guarantee is for the loans entered from January 12, 2012 to January 11, 2013 with the guarantee length equal to the loan term, the Companies do not require Guorui to pay any guarantee fees.  The Companies did not extend the guarantee term for Guorui after January 11, 2013.  These arrangements are common to the banking industry in China, and there are no other relationships between the Companies and Liaoning Wugang or Guorui, both of whom were referred to the Companies by the lending bank.  As of December 31, 2013, the Companies did not have any loan guarantees from Liaoning Wugang.

Long-Term Bank Loan

Taiyu entered into a long-term loan of $2.13 million (RMB 13 million) with China Construction Bank on November 30, 2013 with maturity on November 29, 2015. The interest rate for the loan is variable currently at 6.46%, and to be paid on the 20th of each month. This loan is guaranteed by Taiyu’s building and land.

15. DEFERRED TAX ASSET (LIABILITY)

Deferred tax asset (liability) represented differences between the tax bases and book bases of bad debt allowance and provision of inventory impairment booked by the Companies, which was not allowed per tax purpose. As of December 31, 2013 and 2012, deferred tax asset (liability) consisted of the following:

	2013	2012
Deferred tax asset - current (bad debt allowance)	$7,267,745	$4,215,753
Deferred tax asset - current (inventory allowance)	1,864,883	598,623
Deferred tax asset – current (allowance for other receivable)	1,534,723	227,910
Deferred tax asset – current (allowance for advance to supplier)	375,512	333,851
Deferred tax asset – current (reserve for warranty)	33,282	-
Deferred tax asset - noncurrent (impairment loss on long - lived assets)	3,025,845	-
Less: valuation allowance	(14,101,990)	(5,376,137)
Deferred tax assets, net	$-	$-

16. INCOME TAXES

Taiyu is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at 25% on income reported in the statutory financial statements after appropriate tax adjustments. Under the Income Tax Law that became effective January 1, 2008, new high-tech enterprises given special support by the PRC government are subject to an income tax rate of 15%. Taiyu has been classified as a high-tech enterprise since 2009 and eligible for an income tax rate of 15% through 2014.  Local PRC government reviews the high-tech status of such enterprises annually.

SmartHeat Siping and SmartHeat Energy and Ruicheng are subject to the regular 25% PRC income tax rate.

The following table reconciles the statutory rates to the Companies’ effective tax (benefit) rate for the years ended December 31, 2013 and 2012:

	2013	2012
PRC statutory tax (benefit) rates	(25.0)%	(25.0)%
Effect of tax holiday	5.4%	8.5%
Others	(0.3)%	(0.3)%
Valuation allowance	20.0%	19.9%
Tax expense per financial statements	0.1%	3.1%

17. STATUTORY RESERVES AND RESTRICTED NET ASSETS

Relevant PRC statutory laws and regulations permit payments of dividends by the Companies to foreign holding company only out of the subsidiary’s retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Companies.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide certain statutory reserves, which are appropriated from net profit as reported in the FIE’s PRC statutory accounts. An FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve has reached 50% of its respective registered capital based on the FIE’s PRC statutory accounts. Appropriations to other funds are at the discretion of the board of directors for all FIEs. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, shareholders of an FIE are required to contribute capital to satisfy the registered capital requirement of the FIE. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless otherwise approved by the State Administration of Foreign Exchange. Taiyu, SmartHeat Siping, and Ruicheng were established as FIEs and therefore are subject to the above-mandated restrictions on distributable profits.

Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide surplus reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to provide discretionary surplus reserve, at the discretion of the board of directors, from the profits determined in accordance with the enterprise’s PRC statutory accounts. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. SmartHeat Energy was established as domestic enterprises and therefore is subject to the above-mentioned restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Companies are restricted in their ability to transfer a portion of their net assets to the foreign holding company as a dividend.

18. OTHER INCOME

The Companies had net other income, of $470,730 and $1,298,210 for the years ended December 31, 2013 and 2012, respectively.  The net other income for the year ended December 31, 2013 mainly consisted of net profits from selling of raw material.  The net other income for 2012 mainly consisted of net profits from selling of raw material of $781,400; net profits from after-sales services of $177,600, and a government subsidy of $263,800.

19. COMMITMENTS

Lease Agreements

The Companies leased offices for its sales representative in several different cities under various one-year, non-cancellable and renewable operating lease agreements. Rental expense for the years ended December 31, 2013 and 2012, was $144,328 and $186,574, respectively.

20. CONTINGENCIES

Certain of the Companies bank loans were guaranteed for repayment by a third party. The guarantee term is same as the loan term and the Companies are not required to pay for this guarantee service as the Companies provides the same guarantee service to loans of the third party. As of December 31, 2013 and 2012, the Companies signed a contract to provide guarantees of up to RMB 20 million ($3.18 million) in loans for the third party (See Note 14 – Loans Payable).

The Companies’ operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments in China and foreign currency exchange. The Companies results may be adversely affected by changes in PRC government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation, among other things.

The Companies’ sales, purchases and expense transactions in China are denominated in RMB and all of the Companies’ assets and liabilities in China are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current PRC law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

21. SUBSEQUENT EVENT

On November 28, 2014, SmartHeat entered into an Amended and Restated EIPA, which amended and restated the EIPA dated October 10, 2013 between SmartHeat and the buyers. Under the terms of the Amended EIPA, the buyers have agreed to purchase the remaining 60% of SmartHeat’s equity interests in the Companies. The purchase price for the remaining 60% consists of: (i) consideration of RMB8.5 million and (ii) the forgiveness of all net indebtedness owing to the Companies by SmartHeat and each of its other subsidiaries as of December 31, 2014.

The effectiveness of the transaction is subject to the following conditions: (i) approval of its shareholders and (ii) receipt by the BOD of SmartHeat of an opinion that the purchase and sale transaction is fair to the shareholders of SmartHeat from a financial point of view. The parties will execute a mutual release to be delivered at the closing which will provide, in part, for the Companies to forgive all net indebtedness from SmartHeat and all of its other subsidiaries. In the event that the conditions are not met prior to December 31, 2014, the consideration and all documents will be deposited into escrow and released when the conditions have been satisfied; provided that if the conditions are not satisfied on or before March 31, 2015, either party may terminate the Amended EIPA and the funds and documents will be returned to the depositing party.

The Companies presently intends to continue to seek competing bids to the Amended EIPA.  There is no assurance that any competing bid may be found or that a definitive agreement will be negotiated with such party.

PROPOSAL NUMBER 2
ADJOURNMENTS OF THE SPECIAL MEETING

At the Special Meeting, stockholders will be asked to vote on a proposal to adjourn the Special Meeting to another date, time or place, if deemed necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies to vote in favor of Proposal 1. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if the majority of those shares present at the meeting, in person or represented by proxy, and entitled to vote thereon approve the adjournment proposal. However, if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

You may vote “FOR” or “AGAINST” the following resolution, or you may “ABSTAIN.” Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” Unless marked to the contrary, proxies received will be voted “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

Recommendation

The Board of Directors recommends a vote “FOR” the approval of the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

As of the date of this Proxy Statement, there are no other matters that we intend to present, or have reason to believe others will present, at the Special Meeting. If, however, other matters properly come before the Special Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.